Evergreen

INTERMEDIATE AND LONG TERM BOND FUNDS

Annual Report
as of April 30, 2002

Evergreen Investments[SM]
MUTUAL FUNDS

Evergreen Intermediate and Long Term Bond Funds: Annual Report as of April 30, 2002

INVESTMENTS THAT STAND THE TEST OF TIME

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With approximately $218 billion* in assets under management for more than 4 million individual investors, we have a 70-year track record of successful investing. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of March 31, 2002

This annual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2002.

Evergreen Funds are distributed by Evergreen Distributor, Inc.,
90 Park Avenue, 10th Floor, New York, NY 10016.

Letter to Shareholders
June 2002

William M. Ennis President and CEO	Dennis H. Ferro Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the annual report for the Evergreen Intermediate and Long Term Bond Funds, which covers the 12-month period ended April 30, 2002.

The fixed income markets experienced a major wind shift over the past several months. After sailing with the favorable backdrop of an accommodative Federal Reserve Board policy and slowing economic growth, bond investors were treated to “equity-like” performance for the majority of 2001. The virtual absence of inflation also contributed to the favorable environment for bond investors. Lower rates after the tragedies of September 11 and the temporary suspension of the 30-year government bond further enhanced total returns.

As the economy began to show signs of improvement during the first quarter of 2002, the course for bond investors became more challenging. Increases in orders and higher industrial production in early 2002 resulted in many sectors of the bond market providing higher yields and lower prices. The prospects for economic growth and continued moderate inflation make the investment environment far more dynamic and could result in attractive opportunities in many sectors of the fixed income market.

We continue to believe this recovery will be moderate, relative to prior expansions. This should result in a lengthened recovery, resulting in a Fed that is less likely to squeeze credit before the foundation of demand is sufficiently established. Investment-grade corporates and high yield bonds, traditionally best leveraged to economic recovery, will be important positions in fully diversified portfolios as they may provide attractive returns for investors.

Diversification remains important

An environment like the past 12 months offers many reasons for building a diversified portfolio rather than trying to predict the market’s movements. Exposure to various types of investments should remain an important component of a well-balanced portfolio. It is important that you consult with your financial advisor to develop a strategy that will support your long-term objectives.

Please visit our newly enhanced Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. From the Web site, you can also access our quarterly online shareholder newsletter, Evergreen Events. Thank you for your continuing support of Evergreen Investments.

William M. Ennis
President & CEO
Evergreen Investments

Dennis H. Ferro
Chief Investment Officer
Evergreen Investments

EVERGREEN
Diversified Bond Fund
Fund at a Glance as of April 30, 2002

“As we look ahead, we believe economic growth may continue to accelerate and interest rates may rise, with short-term interest rates going up more than long-term interest rates.”

PORTFOLIO MANAGEMENT TEAM

Specialized Fixed Income Team

Lead Manager: David K. Fowley, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception
Date: 9/11/1935	Class A	Class B	Class C	Class I
Class Inception Date	1/20/1998	9/11/1935	4/7/1998	2/11/1998

Average Annual Returns*

1 year with sales charge	1.68%	0.93%	3.93%	N/A

1 year w/o sales charge	6.72%	5.93%	5.93%	6.99%

5 year	5.03%	5.06%	5.37%	6.12%

10 year	5.91%	6.09%	6.08%	6.46%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front-End	CDSC	CDSC

30-day SEC yield	5.39%	4.91%	4.91%	5.91%

12-month income distributions per share	$0.86	$0.75	$0.75	$0.89

* Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Diversified Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI) and the Consumer Price Index (CPI).

The LBABI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 4/30/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered. The historical returns for Classes A and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A and I would be higher.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of April 30, 2002, and subject to change.

EVERGREEN
Diversified Bond Fund
Portfolio Manager Interview

How did the fund perform?

For the 12-month period ended April 30, 2002, the fund’s Class A shares had a total return of 6.72%, excluding any applicable sales charges. For the same period, the Lehman Brothers Aggregate Bond Index (LBABI) returned 7.84%. The fund outperformed the average return of the Lipper Corporate Debt Funds BBB-rated category, which was 5.96% during the 12 months. Lipper Inc. is an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS
(as of 4/30/2002)

Total Net Assets	$324,259,968

Average Credit Quality*	A-

Effective Maturity	7.7 years

Average Duration	4.5 years

*Source: Standard & Poor’s

What was the economic environment like during the period?

For much of the period, economic growth continued to deteriorate, as corporate profits and stock prices remained on a downward path. The sell-off in the stock market had a big effect on the bond market, as investors sold their equity shares and sought the relative safety of bonds. In this environment, yields on Treasury securities declined, creating a wide spread between yields on Treasuries and yields on other fixed income investments. In the aftermath of September 11, there was a flight to quality and the difference between Treasury and corporate yields widened even more.

As the period progressed, data indicated that the economy was beginning to recover. For the fourth quarter of 2001, gross domestic product (GDP) grew at an annual rate of 1.7%. In the first quarter of 2002, GDP grew at an annual rate of 5.8%. Against this backdrop, Treasury yields began to rise and their prices declined. Nevertheless, the spread between Treasury yields and yields on other income-producing securities remained wide.

PORTFOLIO COMPOSITION
(as a percentage of 4/30/2002 portfolio assets)

Corporate Bonds	58.3%

Collateralized Mortgage Obligations	27.0%

Mortgage-Backed Obligations	5.7%

Yankee Obligations	3.9%

U.S. Treasury Obligations	1.7%

Asset-Backed Securities	1.6%

Municipal Obligations	0.8%

Short-Term Investments	1.0%

How did you manage the fund in this environment?

We kept the fund diversified among a variety of fixed income sectors. We had an underweighted position in Treasury securities, and we tended to emphasize spread products -- those whose yields are higher than yields on Treasuries. As a result, our investments included commercial mortgages, agency mortgages and corporate bonds.

Early in the fiscal year when the economy was slowing, we primarily emphasized high-quality debt. After September 11, the demand for high-quality securities rose significantly and prices rose while yields declined. At the same time, prices on corporate bonds fell to extremely low levels and their yields rose. Because we believed corporate bonds had the potential to bounce back, we looked at this situation as an opportunity to purchase corporate bonds -- both investment grade and lower quality -- at extremely undervalued prices. By adding such bonds to the portfolio, we enhanced the fund’s income stream because the yields on corporate bonds significantly outpaced yields on other types of income-producing securities.

At the end of the period about 80% of the fund’s portfolio was invested in investment-grade corporate bonds -- those rated BBB or better -- and about 20% was invested in lower-quality (high yield) corporate bonds. In selecting corporate bonds for the portfolio, we invested in a variety of economic industries, including hotels and restaurants, media, energy and finance. Over the second half of the fiscal period, the fund’s corporate bonds, particularly high yield, were the biggest contributors to performance. There is a high correlation between the performance of high yield corporate

EVERGREEN
Diversified Bond Fund
Portfolio Manager Interview

bonds and the performance of stocks. As stock prices move higher, we believe the high yield corporate bonds in the portfolio have the potential to outperform other fixed income sectors of the market.

PORTFOLIO QUALITY
(as a percentage of 4/30/2002 market value of bonds)

AAA	23.6%

AA	5.7%

A	18.2%

BBB	31.8%

BB	8.0%

B	10.6%

NR	1.7%

NA	0.4%

Did you change the fund’s duration?

For most of the period, we kept the duration extended or in a neutral position relative to the LBABI. Later on, however, we shortened duration, because we believe interest rates are likely to go up as economic growth rebounds. Expressed in years, duration measures a fund’s sensitivity to changes in interest rates. A longer duration benefits a fund when interest rates decline. A shorter duration is advantageous when interest rates rise.

What is your outlook over the next several months?

As we look ahead, we believe economic growth may continue to accelerate and interest rates may rise, with short-term interest rates going up more than long-term interest rates. We have positioned the portfolio in a barbell configuration; that is, we have focused on securities with short-term and long-term maturities and have added relatively few securities with intermediate-term maturities. This portfolio structure is usually beneficial during periods of economic strength as well as when there is a narrowing of the yield curve (a situation in which short-term and long-term interest rates are more in line with each other). The short-term maturities in the portfolio may benefit the fund by producing higher income as short-term interest rates rise. The long-term securities may add a measure of price stability to the fund as well as income.

EVERGREEN
High Yield Bond Fund
Fund at a Glance as of April 30, 2002

“We remain optimistic toward the high yield bond market. The sector’s high yields, current attractive relative value and potential outlook for strong demand may make it a solid investment alternative.”

PORTFOLIO MANAGEMENT TEAM

High Yield Bond Team

Lead Manager: Prescott B. Crocker, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception
Date: 9/11/1935	Class A	Class B	Class C	Class I
Class Inception Date	1/20/1998	9/11/1935	1/21/1998	4/14/1998

Average Annual Returns*

1 year with sales charge	0.72%	0.13%	3.04%	N/A

1 year w/o sales charge	5.77%	4.98%	4.98%	6.04%

5 year	3.06%	3.14%	3.41%	4.25%

10 year	5.41%	5.58%	5.58%	6.01%

Maximum Sales Charge	4.75%	5.00%	2.00%

	Front-End	CDSC	CDSC	N/A

30-day SEC yield	7.68%	7.30%	7.30%	8.32%

12-month income distributions per share	$0.28	$0.26	$0.26	$0.29

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen High Yield Bond Fund Class A shares,2 versus a similar investment in the Merrill Lynch High Yield Master Index (MLHYMI) and the Consumer Price Index (CPI).

The MLHYMI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 4/30/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered. The historical returns for Classes A and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C.

Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A and I would be higher. Returns reflect expense limits previously in effect for all classes, without which returns would be lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of April 30, 2002, and subject to change.

EVERGREEN
High Yield Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 5.77% for the 12-month period ended April 30, 2002, excluding any applicable sales charges. The Merrill Lynch High Yield Master Index returned 4.71% for the same period. The fund significantly outpaced the 1.06% average return produced by the funds tracked in the Lipper High Current Yield category. Lipper Inc. is an independent monitor of mutual fund performance. We attribute the fund’s outperformance to successful sector and security selection. In particular, we believe a significant underweighting in the wireline and wireless communications industries for much of the period, as well as a focus on lower risk industries, contributed to the outperformance.

PORTFOLIO CHARACTERISTICS
(as of 4/30/2002)

Total Net Assets	$492,131,779

Average Credit Quality*	B+

Effective Maturity	7.4 years

Average Duration	5.1 years

*Source: Standard & Poor’s

What happened in the wireline and wireless communications sectors?

The financial strength of many of the wireline and wireless companies deteriorated in the first half of calendar year 2001, as the industries continued to work off the effects of the burst of the dotcom bubble. Growth prospects for the industries had been unrealistically exuberant when technology and telecommunications companies were flying high. As a result of this enthusiasm, wireline companies built up massive overcapacity. In the wireless communications industry, an increasing number of companies entered the market, creating excessive price competition. Investors believed the situation had longer term financial implications and pushed prices lower. Telecommunications bonds, which accounted for approximately 30% of the high yield universe, lost roughly 25% of their value at that time. Wireline and wireless communications bond prices were particularly hard hit.

What was the environment like for other industries within the high yield bond market?

Most other high yield industries generated positive returns. The Federal Reserve Board’s aggressive rate cuts gave the capital markets an abundance of liquidity. Furthermore, high yield bonds provided attractive yield advantages over their higher-quality counterparts. Given these conditions, investors were flush with optimism until the September 11 tragedy. At that time, many investors thought the average consumer had lost all hope, and waited for the economy to tailspin into a deepening recession.

Aggressive rate cuts by the Fed, however, helped avert that outcome, and by November 2001, signs of rejuvenated growth began to appear. With the healthier economic outlook, high yield bond prices reversed course and began to rise. The high yield bond market generated positive returns for 2001, with prices moving higher through April 30, 2002. High yields and attractive relative value drew investors back into the market, with demand increasing further as some large institutional investors raised asset allocation targets for high yield bonds. In fact, cash flowed steadily into high yield bond mutual funds from January 1, 2002, through April 30, 2002.

PORTFOLIO QUALITY
(as a percentage of 4/30/2002 market value of bonds)

AAA	0.2%

BBB	3.9%

BB	26.1%

B	59.7%

CCC	7.8%

NA	2.3%

What strategies did you use to manage the fund?

Our strategy centered on analyzing and monitoring credits, as well as actively managing sector weightings. Positions were adjusted based on credit strength, outlook and relative value. We particularly concentrated on credits that we believed would benefit most from expectations of a sharp economic recovery. As a result of this strategy, the fund’s holdings in forest products, chemicals and energy industries outperformed their indexes and contributed to returns.

EVERGREEN
High Yield Bond Fund
Portfolio Manager Interview

In contrast, we avoided industries that were having difficulties. For example, the fund was significantly underweighted in telecommunications and technology bonds for most of last year. The fund sold its wireline and wireless holdings early in the period, which helped protect returns because of the price declines experienced in those industries. In April 2002, however, the fund re-established a modest position in wireless communications. Certain bonds had endured severe price declines despite continuing positive operations in their underlying credits. We cautiously invested in Nextel and Nextel Partners. In our opinion, these companies were among the highest quality companies of any within the industry; despite these additions, we kept our wireless industry position at less than market weighting. With a return of 4.9% for the month, Nextel and Nextel partners generated the strongest performance of all the fund’s positions, during that time period.

The fund’s performance was limited by several factors over the past fiscal year. These included several credits that were negatively affected by September 11, as well as underweightings in the food, drug and utility industries. Moreover, the fund’s modest position in lower-rated securities and higher-risk cyclical bonds held back returns when these groups of securities outperformed their alternatives in the later part of the period.

PORTFOLIO COMPOSITION
(as a percentage of 4/30/2002 portfolio assets)

Corporate Bonds	76.6%

Short-Term Investments	13.9%

Yankee Obligations	7.0%

Preferred Stocks	1.9%

Common Stocks and Warrants	0.4%

Mortgage-Backed Securities	0.2%

What is your outlook?

We remain optimistic toward the high yield bond market. The sector’s high yields, current attractive relative value and potential outlook for strong demand may make it a solid investment alternative. High yield bonds are particularly enticing when evaluated on a risk-adjusted basis. We expect 85% of the return for the sector to be coupon-generated, with the average coupon falling between 9% and 10%. This situation may be particularly appealing when compared to stocks, as many stocks remain overvalued. Furthermore, the outlook among equity investors is more mixed and uncertain.

While the fund’s strategy of avoiding the highly speculative telecommunications sector is not expected to change, we intend to selectively add risk to the fund. In particular, we believe there could be opportunity as certain credits benefit from improved expectations in the capital markets for more marginal companies. In this environment, we will continue to employ rigorous credit and economic analysis, while remaining flexible enough to determine and secure the most attractive relative value.

EVERGREEN
Quality Income Fund
Fund at a Glance as of April 30, 2002

“The fund’s biggest commitments were to Treasury securities, mortgage-backed securities and corporate bonds. . . . As time went on, however, we reduced the fund’s position in Treasuries in favor of mortgage-backed securities and corporate bonds, which provided higher incremental yields and more income to the fund.”

PORTFOLIO MANAGEMENT TEAM

Specialized Fixed Income Team

Lead Manager: Gary J. Austin

PERFORMANCE AND RETURNS2

Portfolio Inception
Date: 4/29/1992	Class A	Class B	Class C	Class I
Class Inception Date	4/29/1992	10/18/1999	4/29/1992	11/19/1997

Average Annual Returns*

1 year with sales charge	1.00%	0.22%	3.22%	N/A

1 year w/o sales charge	6.01%	5.22%	5.22%	6.14%

5 year	4.77%	5.06%	5.14%	5.58%

10 year	4.90%	5.21%	4.82%	5.31%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front-End	CDSC	CDSC

30-day SEC yield	4.14%	3.60%	3.60%	4.59%

12-month income distributions per share	$0.55	$0.46	$0.46	$0.60

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Quality Income Fund Class A shares,2 versus a similar investment in the Merrill Lynch 5-7 Year Treasury Index (ML5-7YTI) and the Consumer Price Index (CPI).

The ML5-7YTI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 4/30/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1Source: 2002 Morningstar, Inc.

2Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes B and I prior to their inception is based on the performance of Class A, one of the original classes offered along with Class C. The historical returns for Classes B and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Class B and C would be lower, while returns for Class I would be higher. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would be lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

All data is as of April 30, 2002, and subject to change.

EVERGREEN
Quality Income Fund
Portfolio Manager Interview

How did the fund perform?

For the 12-month period ended April 30, 2002, the fund’s Class A shares had a total return of 6.01%, excluding any applicable sales charges. This return lagged the Merrill Lynch 5-7 Year Treasury Index return of 7.31% for the same period. The A-Rated Corporate Debt Funds category tracked by Lipper Inc. produced an average return of 6.34% for the period. Lipper Inc. is an independent monitor of mutual fund performance. The fund’s underperformance is attributed to the fund’s position in telecommunications bonds, which underperformed higher quality corporate bonds and Treasury securities during the period.

PORTFOLIO CHARACTERISTICS
(as of 4/30/2002)

Total Net Assets	$91,356,195

Average Credit Quality*	AA

Average Maturity	7.7 years

Average Duration	4.4 years

*Source: Standard & Poor’s

What was the economic environment like during the period?

The 12-month period presented a difficult economic environment. As economic growth slowed, the Federal Reserve Board continued to reduce interest rates in an effort to stimulate economic growth. The Fed cut short-term interest rates 11 times in 2001, lowering the Federal Funds Rate -- the one-day interest rate charged between banks -- to 1.75%, its lowest level in 40 years. While interest rates declined on all U.S. Treasury securities, the drop in short-term rates was much larger than that for long-term rates. This resulted in a “steepening of the yield curve,” a configuration in which long-term yields are higher than short-term yields.

As the fiscal period progressed, the bond market became much more volatile. When it appeared that economic growth was beginning to accelerate, bond yields -- particularly short-term yields -- rose. Bonds also reacted strongly to the high-profile concerns regarding corporate governance. When the problems with Enron arose and when questions came up about the earnings reports of some leading companies, prices on corporate bonds declined significantly and yields went up. The extreme volatility of the bond market is demonstrated by the action of the 10-year Treasury bond. Between May 1, 2001, and November 1, 2001, the yield declined 1.20%. Between November 2001 and April 2002, the yield on the 10-year Treasury rose 1.20%.

PORTFOLIO QUALITY
(as a percentage of 4/30/2002 market value of bonds)

AAA	58.9%

AA	4.2%

A	22.4%

B	2.2%

BB	0.8%

BBB	11.5%

How did you manage the fund in this environment?

The fund’s biggest commitments were to Treasury securities, mortgage-backed securities and corporate bonds. Early in the period, we favored Treasury securities and increased the fund’s allocation in the Treasury area from 7% to 17% of assets. As time went on, however, we reduced the fund’s position in Treasuries in favor of mortgage-backed securities and corporate bonds, which provided higher incremental yields and more income to the fund.

In the corporate area, we primarily added investment-grade bonds, those rated BBB or better. However, we had a relatively small number of lower-quality bonds with higher yields that helped enhance the fund’s income stream. We diversified the fund among a number of corporate industries, such as telecommunications, finance and autos.

PORTFOLIO COMPOSITION
(as a percentage of 4/30/2002 portfolio assets)

Corporate Bonds	35.7%

Mortgage-Backed Securities	35.0%

U.S. Treasury Obligations	12.7%

U.S. Government & Agency Obligations	4.6%

Yankee Obligations	3.8%

Collateralized Mortgage Obligations	3.5%

Preferred Stocks	2.7%

Municipal Obligations	1.1%

Convertible Debentures	0.5%

Short Term Investments	0.4%

EVERGREEN
Quality Income Fund
Portfolio Manager Interview

Merger information

At a special meeting of the shareholders held on May 13, 2002, shareholders of the Quality Income Fund approved the merger of the fund into Evergreen Diversified Bond Fund, which is included in this annual report. As a result, the Quality Income Fund will merge into the Diversified Bond Fund on June 7, 2002.

EVERGREEN
Strategic Income Fund
Fund at a Glance as of April 30, 2002

“Despite our overall outlook for slower growth, we are optimistic about the domestic high yield bond market. In our opinion, the high yields and attractive yield advantages available in the sector, as well as increased demand from large institutional investors, may bode well for these securities over the next few months.”

PORTFOLIO MANAGEMENT TEAM

High Yield Bond Team

Lead Manager: Prescott B. Crocker, CFA

PERFORMANCE AND RETURNS2

Portfolio Inception
Date: 4/14/1987	Class A	Class B	Class C	Class I
Class Inception Date	4/14/1987	2/1/1993	2/1/1993	1/13/1997

Average Annual Returns*

1 year with sales charge	4.11%	3.74%	6.56%	N/A

1 year w/o sales charge	9.37%	8.74%	8.56%	9.67%

5 year	3.77%	3.69%	3.98%	5.22%

10 year	7.55%	6.40%	6.39%	8.09%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front-End	CDSC	CDSC

30-day SEC yield	5.77%	5.31%	5.31%	6.31%

12-month distributions per share	$0.42	$0.38	$0.38	$0.43

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Strategic Income Fund Class A shares,2 versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI) and the Consumer Price Index (CPI).

The LBABI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 4/30/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1Source: 2002 Morningstar, Inc.

2Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes B, C and I prior to their inception is based on the performance of Class A, the original class offered. The historical returns for Classes B, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes B and C would be lower while returns for Class I would be higher. Returns reflect expense limits previously in effect for all classes, without which returns would be lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Funds that invest in high yield, lower-rated bonds may contain more risks due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets.

All data is as of April 30, 2002, and subject to change.

EVERGREEN
Strategic Income Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class A shares had a total return of 9.37% for the 12-month period ended April 30, 2002, excluding any applicable sales charges. For the same period, the Lehman Brothers Aggregate Bond Index returned 7.84%. The fund’s returns vastly surpassed the 5.11% average return produced by the funds that Lipper tracks in the Multi-Sector Income Funds category. Lipper Inc. is an independent monitor of mutual fund performance. We attribute much of the portfolio’s superior performance to its substantial position in foreign bonds, its successful selection and timing of investment in emerging market securities, and its significant underweighting in the telecommunications industry for most of the period.

PORTFOLIO CHARACTERISTICS
(as of 4/30/2002)

Total Net Assets	$232,738,925

Average Credit Quality*	BB-

Effective Maturity	7.8 years

Average Duration	5.4 years

*Source: Standard & Poor’s

How were the fund’s assets allocated?

As of April 30, 2002, the majority of the fund’s assets were allocated among the following industries: high yield, international, and U.S. government and agency. Within the high yield industry, the fund held a 12% position in emerging market securities, specifically those issued by the governments of Brazil, Mexico, the Philippines and Russia. Additionally, during the period, the fund invested in government bonds issued by Australia, Canada, Germany, New Zealand, Sweden and the United States. While there were no hedged currency positions as of April 30, 2002, the fund’s currency positions over the past 12 months included the Australian dollar, the Canadian dollar, the Euro, the Hungarian forint, the New Zealand dollar and the Polish zloty.

What was the investment environment like in each of the fund’s sectors during the period?

Although there were challenges in each of the sectors, there were also opportunities for rewards. The September 11 tragedy, the stubbornly weak U.S. economy (as well as its apparent sharp reversal), and Argentina’s declaration of bankruptcy all presented difficulties for investors and reinforced the benefits of having diversified investments.

High yield bond prices closed the period higher, recovering from both severe price declines in the telecommunications sector and adverse conditions caused by the September 11 disaster. Prices in the high yield market began to rise in November 2001, as signs of rejuvenated economic growth appeared. Investor expectation for a steep recession had forced prices lower, and yields and yield advantages relative to higher quality counterparts had become extremely attractive. The brighter outlook for the economy, combined with high yields and appealing relative value, drew investors back into the market. Demand rose further, pushing prices higher, as several large institutional investors allocated a higher percentage of their assets to high yield bonds.

The emerging markets generated solid returns after incurring negative spillover effects from Argentina’s declaration of bankruptcy. Argentina’s association with the market caused the sovereign debt of many emerging markets countries to plunge to depressed levels. The outlook for countries such as Brazil and Mexico later brightened, however, as investors recognized their independence from Argentina’s debt problems. Opportunities also emerged in Eastern Europe. Many of those economies advanced as the cultures became increasingly more westernized. In particular, Russia’s economy improved, benefiting from the significant rise in the price of oil. The investment outlook for Russia also became more solid due to ongoing positive developments in their relationship with the United States.

Expectations for shifts in the economy and Federal Reserve Board action drove price movement in the government bond sector. The Fed cut short-term interest rates through most of 2001. While the Fed’s initial efforts focused on stimulating stubbornly weak economic growth, after September 11, their actions aggressively focused on averting a sharp recession. When yields reached their lows, and prices were at their high, the yield on the three-month U.S. Treasury bill was just over 2% and the 10-year U.S. Treasury note yield hovered just over 4%. Prices quickly reversed course in November 2001,

EVERGREEN
Strategic Income Fund
Portfolio Manager Interview

however, when the economy appeared to have been revived, and investors expected an end to the Fed’s accommodative monetary policy. While questions regarding the recovery’s strength and duration remained uncertain, preliminary reports indicated a V-shaped recovery. Gross domestic product (GDP), the value of the output of a country’s total goods and services, grew at an annualized rate of 1.7% in the fourth quarter of 2001. In contrast, the first estimate of 2002’s first quarter growth stood at a robust 5.8% annualized rate.

The course of international interest rates and yields generally followed their U.S. counterparts. The U.S. dollar continued to exhibit strength versus other currencies until January 2002. At that time, the lengthy stretch of U.S. dollar dominance in the currency market subsided. Many investors believed the U.S. currency was overvalued. The returns of U.S. dollar investments were lagging those being achieved in other markets, such as Europe, Japan and the emerging markets. This lag prompted investors to redirect cash out of the U.S. dollar and into the currencies of countries where investment conditions were more attractive.

PORTFOLIO COMPOSITION
(as a percentage of 4/30/2002 portfolio assets)

Corporate Bonds	27.9%

U.S. Treasury Obligations	19.6%

Foreign Bonds	34.7%

Short-Term Investments	4.2%

Yankee Obligations	13.5%

Stocks and Warrants	0.1%

What strategies did you use to manage the fund?

We aggressively took advantage of the opportunities we uncovered in each investment sector, and also focused on interest rate management. Positions were adjusted based on credit strength, outlook and relative value. In the domestic high yield bond market, we emphasized those sectors and credits that we believed would benefit most from expectations of a sharp economic recovery. Using this strategy, the fund’s holdings in the retail, gaming, broadcasting, forest products and energy sectors outperformed their respective indexes and contributed positively to portfolio returns. In contrast, we avoided industries and credits that were having difficulties. These included the fund’s substantial underweighting in telecommunications and technology bonds for most of the fiscal year. In emerging markets, the fund’s successful timing both entering into positions and exiting from them in Russia, Brazil, Mexico and Hungary were key ingredients to performance success.

The fund’s European holdings were strong performers in the international sector. The higher yields available in much of Europe, and the positive economic and interest rate outlook there, gave these securities attractive total return potential. The fund maintained a long duration in its international position for much of the year, enabling it to increase its ability to benefit from falling interest rates. Duration measures interest rate sensitivity. Lengthening duration increases sensitivity to interest rate changes, whereas shortening duration enhances price stability. Currency exposures to commodity-based countries such as Australia, Canada and New Zealand also contributed to returns.

The fund also maintained a long duration for much of the fiscal period in the U.S. government sector, before reducing interest rate sensitivity late in 2001. This move enabled the fund to limit price erosion when yields in the United States rose.

PORTFOLIO QUALITY
(as a percentage of 4/30/2002 market value of bonds)

AAA	51.8%

BBB	2.5%

BB	8.6%

B	29.4%

CCC or less	2.7%

NA	5.0%

What is your outlook over the next several months?

The U.S. economy demonstrated a hardy pace in the first quarter of 2002. As consumers focus on paying down debt and companies work off excess capacity, however, the economy may experience a slowdown. As investor expectations of a recovery dwindle, we think cash flows could be directed toward foreign currency markets and the U.S. government sector. In that environment, we would expect the

EVERGREEN
Strategic Income Fund
Portfolio Manager Interview

U.S. dollar to remain weak, as investors turn to Japan, Europe and the emerging markets for more substantial opportunities. We also would anticipate lengthening the fund’s duration to take fuller advantage of the potential for lower interest rates.

Despite our overall outlook for slower growth, we are optimistic about the domestic high yield bond market. In our opinion, the high yields and attractive yield advantages available in the sector, as well as increased demand from large institutional investors, may bode well for these securities over the next few months.

The events of the past 12 months underscore the benefits of a flexible and multifaceted investment strategy. The fund’s ability to move with agility and assertiveness both added to total returns and protected performance when individual sectors experienced difficulties. Undoubtedly, the new fiscal year will be filled with a broad spectrum of new challenges and opportunities; we hope to take advantage of them with a complementary and balanced investment approach.

EVERGREEN
Strategic Income Fund
Fund at a Glance as of April 30, 2002

“We expect to continue emphasizing investments that have yields higher than those on Treasury securities. These may include corporate bonds, as well as mortgage-backed, asset-backed and collateralized mortgage obligations issued by government and non-government agencies.”

PORTFOLIO MANAGEMENT TEAM

Specialized Fixed Income Team

Lead Manager: Lisa Brown Premo

PERFORMANCE AND RETURNS2

Portfolio Inception
Date: 1/11/1993	Class A	Class B	Class C	Class I

Class Inception Date	1/11/1993	1/11/1993	9/2/1994	9/2/1993

Average Annual Returns*

1 year with sales charge	1.67%	0.97%	3.97%	N/A

1 year w/o sales charge	6.76%	5.97%	5.97%	7.02%

5 year	5.64%	5.56%	5.88%	6.94%

Since Portfolio Inception	5.57%	5.38%	5.47%	6.37%

Maximum Sales Charge	4.75%	5.00%	2.00%	N/A

	Front-End	CDSC	CDSC

30-day SEC yield	3.79%	3.24%	3.24%	4.24%

12-month income distributions per share	$0.48	$0.41	$0.41	$0.50

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen U.S. Government Fund Class A shares,2 versus a similar investment in the Lehman Brothers Intermediate Term Government Bond Index (LBITGBI) and the Consumer Price Index (CPI).

The LBITGBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 4/30/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1Source: 2002 Morningstar, Inc.

2Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Classes C and I prior to their inception is based on the performance of Class A, one of the original classes offered along with Class B. The historical returns for Classes C and I have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Class C would be lower, while returns for Class I would be higher. Returns reflect expense limits previously in effect for all classes, without which returns would be lower.

Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

All data is as of April 30, 2002, and subject to change.

EVERGREEN
Strategic Income Fund
Fund at a Glance as of April 30, 2002

How did the fund perform?

For the 12-month period ended April 30, 2002, the fund’s Class A shares had a total return of 6.76%, excluding any applicable sales charges. In comparison, the Lehman Brothers Intermediate Term Government Bond Index (LBITGBI) returned 7.28% for the same period.

PORTFOLIO CHARACTERISTICS
(as of 4/30/2002)

Total Net Assets	$530,819,077

Average Credit Quality*	AAA

Effective Maturity	7.1 years

Average Duration	4.2 years

*Source: Standard & Poor’s

What affected the fund’s performance during the period?

The fund’s position in corporate bonds, which accounted for 18% of portfolio assets, was the main reason it underperformed the LBITGBI. During the 12 months, the fund’s corporate bond holdings returned 6.68%, lagging the 7.28% return of the benchmark. On the other hand, mortgage securities rose 10.09% over the 12 months, and the fund’s substantial overweighting in mortgages relative to the benchmark was a strong contributor to performance.

What was the investment environment like during the period?

The investment environment for the fund was generally favorable. As we entered 2002, data indicated that economic growth was beginning to accelerate. The prospect of a stronger economy, and possibly an upturn in inflation, raised concerns that the Federal Reserve may begin raising interest rates later in the year. The likelihood of a tightening Fed policy introduced significant volatility into the market, and there was no clear direction in interest rates. For example, the yield on the two-year Treasury note on April 30, 2002, was 0.017% higher than it was in January 2002, but the range between the high and low points was 1.00% over the same time frame. This type of volatility introduced an element of uncertainty that made it difficult to position the fund to take advantage of an interest rate trend. Beyond the Treasury sector, liquidity issues, accounting and earnings problems had a negative impact on the corporate area of the fixed income market.

MATURITY BREAKDOWN
(as a percentage of 4/30/2002 market value of bonds)

0-1 year	2.1%

1-5 years	48.9%

5-10 years	32.8%

10-20 years	7.4%

20-30 years	8.8%

How did you manage the fund in this environment?

In the latter part of 2001, we shortened duration because we believed interest rates were likely to rise. Expressed in years, duration measures a fund’s sensitivity to changes in interest rates. A longer duration benefits a fund when interest rates decline. A shorter duration is usually advantageous when interest rates rise. Economic growth was not as strong as the market had expected, however, and prices on two, five, and 10-year Treasury notes rose only slightly between January 2002 and April 2002. Most of the fund’s investments were in securities with maturities in the two to 10-year range.

Late in 2001, our proprietary research indicated that mortgage-backed securities were poised to outperform Treasury securities. Therefore, we increased the fund’s exposure to mortgages. We continue to expect strong relative performance from mortgage-backed securities and anticipate maintaining its overweighted position in the fund.

What is your outlook over the next several months?

We believe the economy is on the road to what appears to be a slow recovery. The Federal Reserve has stated that it will keep interest rates low until it is sure the recovery is on solid footing. As a result, we will maintain a neutral duration with a bias toward shortening in anticipation of rising rates. We expect to continue emphasizing investments that have yields higher than those on Treasury securities. These may include corporate bonds, as well as mortgage-backed, asset-backed and collateralized mortgage obligations issued by government and non-government agencies.

EVERGREEN
Diversified Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,
	2002 (k)	2001 #	2000 #	1999	1998 (a) (b) #

CLASS A

Net asset value, beginning of period	$ 14.53	$ 14.28	$ 15.48	$ 15.92	$ 16.08

Income from investment operations

Net investment income	0.83	0.97	0.97	0.97	0.30

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.13	0.25	(1.14)	(0.44)	(0.16)

Total from investment operations	0.96	1.22	(0.17)	0.53	0.14

Distributions to shareholders from

Net investment income	(0.86)	(0.97)	(1.03)	(0.97)	(0.30)

Net asset value, end of period	$ 14.63	$ 14.53	$ 14.28	$ 15.48	$ 15.92

Total return*	6.72%	8.81%	(1.06%)	3.35%	0.85%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 300,670	$ 314,274	$ 344,296	$ 444,273	$ 501,547

Ratios to average net assets

Expenses‡	1.13%	1.15%	1.19%	1.23%	1.08%†

Net investment income	5.68%	6.73%	6.65%	6.12%	6.68%†

Portfolio turnover rate	116%	176%	175%	141%	109%

	Year Ended April 30,					Year Ended August 31, 1997
	2002 (k) #	2001 #	2000 #	1999	1998 (c) #

CLASS B

Net asset value, beginning of period	$ 14.53	$ 14.28	$ 15.48	$ 15.92	$ 15.42	$ 14.65

Income from investment operations

Net investment income	0.72	0.86	0.84	0.86	0.61	0.91

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.13	0.25	(1.12)	(0.45)	0.50	0.84

Total from investment operations	0.85	1.11	(0.28)	0.41	1.11	1.75

Distributions to shareholders from

Net investment income	(0.75)	(0.86)	(0.92)	(0.85)	(0.61)	(0.98)

Net asset value, end of period	$ 14.63	$ 14.53	$ 14.28	$ 15.48	$ 15.92	$ 15.42

Total return*	5.93%	8.00%	1.80%	2.57%	7.26%	12.25%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 19,283	$ 23,392	$ 21,694	$ 43,729	$ 70,113	$ 457,701

Ratios to average net assets

Expenses‡	1.88%	1.90%	1.94%	1.97%	1.93%†	1.88%

Net investment income	4.92%	5.97%	5.86%	5.33%	5.74%†	6.07%

Portfolio turnover rate	116%	176%	175%	141%	109%	138%

(a) For the period from January 20, 1998 (commencement of class operations) to April 30, 1998.

(b) The per share net realized and unrealized gains or losses is not in accord with the net realized and unrealized gains or losses for the period due to the timing of sales and redemptions of Fund shares in relation to fluctuating market values of the portfolio.

(c) For the eight months ended April 30, 1998. The Fund changed its fiscal year end from August 31 to April 30, effective April 30, 1998.

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

(k) As required, effective May 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on its fixed-income securities. The effects of this change for the year ended April 30, 2002 were a/an decrease/increase in net investment income per share/net realized gains or losses per share by $0.02 and $0.03 for Class A and Class B, respectively; and a decrease to the ratio of net investment income to average net assets of 0.16% and 0.16% for Class A and Class B, respectively. The above per share information, ratios and supplemental data for the periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

See Combined Notes to Financial Statements.

EVERGREEN
Diversified Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,
	2002 (k)	2001 #	2000 #	1999	1998 (a) (b) #

CLASS C

Net asset value, beginning of period	$ 14.53	$ 14.28	$ 15.48	$ 15.92	$ 16.06

Income from investment operations

Net investment income	0.74	0.81	0.88	0.84	0.04

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.11	0.30	(1.16)	(0.43)	(0.14)

Total from investment operations	0.85	1.11	(0.28)	0.41	(0.10)

Distributions to shareholders from

Net investment income	(0.75)	(0.86)	(0.92)	(0.85)	(0.04)

Net asset value, end of period	$ 14.63	$ 14.53	$ 14.28	$ 15.48	$ 15.92

Total return*	5.93%	8.00%	(1.80%)	2.57%	(0.60%)

Ratios and supplemental data

Net assets, end of period (thousands)	$ 4,008	$ 3,077	$ 603	$ 499	$ 23

Ratios to average net assets

Expenses‡	1.88%	1.90%	1.93%	1.98%	1.88%†

Net investment income	4.91%	5.82%	5.92%	5.33%	6.11%†

Portfolio turnover rate	116%	176%	175%	141%	109%

	Year Ended April 30,
	2002 (k) #	2001 #	2000 #	1999	1998 (b) (c) #

CLASS I **

Net asset value, beginning of period	$ 14.53	$ 14.28	$ 15.48	$ 15.92	$ 16.03

Income from investment operations

Net investment income	0.87	1.01	0.90	0.90	0.24

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.12	0.25	(1.04)	(0.43)	(0.11)

Total from investment operations	0.99	1.26	(0.14)	0.47	0.13

Distributions to shareholders from

Net investment income	(0.89)	(1.01)	(1.06)	(0.91)	(0.24)

Net asset value, end of period	$ 14.63	$ 14.53	$ 14.28	$ 15.48	$ 15.92

Total return	6.99%	9.08%	(0.81%)	2.95%	0.80%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 299	$ 980	$ 885	$ 3,478	$ 7

Ratios to average net assets

Expenses‡	0.88%	0.90%	0.95%	0.99%	0.83%†

Net investment income	5.91%	6.97%	6.89%	6.55%	6.89%†

Portfolio turnover rate	116%	176%	175%	141%	109%

(a) For the period from April 7, 1998 (commencement of class operations) to April 30, 1998.

(b) The per share net realized and unrealized gains or losses is not in accord with the net realized and unrealized gains or losses for the period due to the timing of sales and redemptions of Fund shares in relation to fluctuating market values of the portfolio.

(c) For the period from February 11, 1998 (commencement of class operations) to April 30, 1998.

* Excluding applicable sales charges

** Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

# Net investment income is based on average shares outstanding during the period.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

(k) As required, effective May 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on its fixed-income securities. The effects of this change for the year ended April 30, 2002 were a/an decrease/increase in net investment income per share/net realized gains or losses per share by $0.02 and $0.02 for Class C and Class I, respectively; and a decrease to the ratio of net investment income to average net assets of 0.16% and 0.16% for Class C and Class I, respectively. The above per share information, ratios and supplemental data for the periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

See Combined Notes to Financial Statements.

EVERGREEN
High Yield Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,
	2002 (k)	2001	2000	1999	1998 (a) #

CLASS A

Net asset value, beginning of period	$ 3.39	$ 3.72	$ 4.06	$ 4.53	$ 4.52

Income from investment operations

Net investment income	0.27	0.33	0.34	0.36	0.11

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.09)	(0.33)	(0.32)	(0.46)	0.01

Total from investment operations	0.18	0	0.02	(0.10)	0.12

Distributions to shareholders from

Net investment income	(0.28)	(0.33)	(0.33)	(0.37)	(0.11)

Tax basis return of capital	0	0	(0.03)	0	0

Total distributions to shareholders	(0.28)	(0.33)	(0.36)	(0.37)	(0.11)

Net asset value, end of period	$ 3.29	$ 3.39	$ 3.72	$ 4.06	$ 4.53

Total return*	5.77%	0.15%	0.38%	(2.05%)	2.57%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 321,830	$ 322,330	$ 291,575	$ 353,488	$ 420,778

Ratios to average net assets

Expenses‡	1.19%	1.25%	1.27%	1.21%	1.24%†

Net investment income	8.27%	9.39%	8.57%	8.61%	8.48%†

Portfolio turnover rate	138%	140%	107%	170%	155%

	Year Ended April 30,					Year Ended July 31, 1997
	2002 # (k)	2001	2000 #	1999	1998 (b) #

CLASS B

Net asset value, beginning of period	$ 3.39	$ 3.72	$ 4.06	$ 4.53	$ 4.37	$ 4.10

Income from investment operations

Net investment income	0.24	0.34	0.31	0.27	0.25	0.32

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.08)	(0.37)	(0.32)	(0.40)	0.16	0.28

Total from investment operations	0.16	(0.03)	(0.01)	(0.13)	0.41	0.60

Distributions to shareholders from

Net investment income	(0.26)	(0.30)	(0.30)	(0.34)	(0.25)	(0.33)

Tax basis return of capital	0	0	(0.03)	0	0	0

Total distributions to shareholders	(0.26)	(0.30)	(0.33)	(0.34)	(0.25)	(0.33)

Net asset value, end of period	$ 3.29	$ 3.39	$ 3.72	$ 4.06	$ 4.53	$ 4.37

Total return*	4.98%	(0.60%)	(0.37%)	(2.79%)	9.57%	15.32%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 54,537	$ 33,844	$ 28,229	$ 47,713	$ 96,535	$ 547,390

Ratios to average net assets

Expenses‡	1.92%	2.00%	2.02%	1.95%	1.94%†	1.96%

Net investment income	7.49%	8.61%	7.79%	7.85%	7.27%†	7.63%

Portfolio turnover rate	138%	140%	107%	170%	155%	138%

(a) For the period from January 20, 1998 (commencement of class operations) to April 30, 1998.

(b) For the nine months ended April 30, 1998. The Fund changed its fiscal year end from July 31 to April 30, effective April 30, 1998.

# Net investment income is based on average shares outstanding during the period.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

* Excluding applicable sales charges

† Annualized

(k) As required, effective May 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on its fixed-income securities. The effects of this change for the year ended April 30, 2002 were a/an decrease/increase in net investment income per share/net realized gains or losses per share by $0.00 and $0.01 for Class A and B, respectively; and a decrease to the ratio of net investment income to average net assets of 0.13% and 0.13% for Class A and Class B, respectively. The above per share information, ratios and supplemental data for the periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

See Combined Notes to Financial Statements.

EVERGREEN
High Yield Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,
	2002	2001	2000	1999	1998 (a) #

CLASS C

Net asset value, beginning of period	$ 3.39	$ 3.72	$ 4.06	$ 4.53	$ 4.52

Income from investment operations

Net investment income	0.26	0.29	0.32	0.32	0.10

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(0.10)	(0.32)	(0.33)	(0.45)	0.01

Total from investment operations	0.16	(0.03)	(0.01)	(0.13)	0.11

Distributions to shareholders from

Net investment income	(0.26)	(0.30)	(0.30)	(0.34)	(0.10)

Tax basis return of capital	0	0	(0.03)	0	0

Total distributions to shareholders	(0.26)	(0.30)	(0.33)	(0.34)	(0.10)

Net asset value, end of period	$ 3.29	$ 3.39	$ 3.72	$ 4.06	$ 4.53

Total return*	4.98%	(0.60%)	(0.37%)	2.79%	2.35%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 105,753	$ 80,753	$ 3,172	$ 1,999	$ 1,155

Ratios to average net assets

Expenses‡	1.93%	2.00%	2.00%	1.94%	2.04%†

Net investment income	7.52%	8.61%	7.80%	7.86%	7.51%†

Portfolio turnover rate	138%	140%	107%	170%	155%

	Year Ended April 30,
	2002 (k)	2001	2000	1999	1998 (b) (c)

CLASS I **

Net asset value, beginning of period	$ 3.39	$ 3.72	$ 4.06	$ 4.53	$ 4.56

Income from investment operations

Net investment income	0.29	0.34	0.35	0.36	0.02

Net realized and unrealized losses on securities and foreign currency related transactions	(0.10)	(0.33)	(0.32)	(0.45)	(0.03)

Total from investment operations	0.19	0.01	0.03	(0.09)	(0.01)

Distributions to shareholders from

Net investment income	(0.29)	(0.34)	(0.34)	(0.38)	(0.02)

Tax basis return of capital	0	0	(0.03)	0	0

Total distributions to shareholders	(0.29)	(0.34)	(0.37)	(0.38)	(0.02)

Net asset value, end of period	$ 3.29	$ 3.39	$ 3.72	$ 4.06	$ 4.53

Total return	6.04%	0.40%	0.64%	(1.81%)	(0.27%)

Ratios and supplemental data

Net assets, end of period (thousands)	$ 10,011	$ 6,047	$ 6,153	$ 4,244	$ 20

Ratios to average net assets

Expenses‡	0.92%	1.00%	1.01%	0.91%	1.09%†

Net investment income	8.53%	9.63%	8.87%	9.14%	8.21%†

Portfolio turnover rate	138%	140%	107%	170%	155%

(a) For the period from January 21, 1998 (commencement of class operations) to April 30, 1998.

(b) For the period from April 14, 1998 (commencement of class operations) to April 30, 1998.

(c) The per share net realized and unrealized gains or losses is not in accord with the net realized and unrealized gains or losses for the period due to the timing of sales and redemptions of Fund shares in relation to fluctuating market values of the portfolio.

# Net investment income is based on average shares outstanding during the period.

* Excluding applicabe sales charges

** Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

(k) As required, effective May 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on its fixed-income securities. The effects of this change for the year ended April 30, 2002 were a/an decrease/increase in net investment income per share/net realized gains or losses per share by $0.00 and $0.00 for Class C and Class I, respectively; and a decrease to the ratio of net investment income to average net assets of 0.13% and 0.13% for Class C and Class I, respectively. The above per share information, ratios and supplemental data for the periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

See Combined Notes to Financial Statements.

EVERGREEN
Quality Income Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,			Year Ended September 30,
	2002	2001	2000 (a)	1999	1998	1997

CLASS A (b)

Net asset value, beginning of period	$ 12.50	$ 11.95	$ 12.43	$ 13.61	$ 13.18	$ 12.91

Income from investment operations

Net investment income	0.64	0.74	0.44	0.79	0.79	0.97

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.10	0.55	(0.46)	(1.18)	0.47	0.26

Total from investment operations	0.74	1.29	(0.02)	(0.39)	1.26	1.23

Distributions to shareholders from

Net investment income	(0.55)	(0.68)	(0.43)	(0.79)	(0.83)	(0.96)

Tax basis return of capital	0	(0.06)	(0.03)	0	0	0

Total distributions to shareholders	(0.55)	(0.74)	(0.46)	(0.79)	(0.83)	(0.96)

Net asset value, end of period	$ 12.69	$ 12.50	$ 11.95	$ 12.43	$ 13.61	$ 13.18

Total return*	6.01%	11.12%	(0.20%)	(2.89%)	9.95%	9.86%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 39,031	$ 62,604	$ 74,822	$ 103,794	$ 94,279	$ 53,176

Ratios to average net assets

Expenses‡	1.12%	1.13%	1.63%†	1.05%**	1.05%**	1.05%**

Net investment income	4.80%	6.09%	6.35%†	6.08%	5.73%	7.01%

Portfolio turnover rate	376%	113%	89%	171%	114%	100%

	Year Ended April 30,
	2002	2001	2000 (c)

CLASS B

Net asset value, beginning of period	$ 12.50	$ 11.95	$ 12.32

Income from investment operations

Net investment income	0.51	0.66	0.35

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.14	0.54	(0.35)

Total from investment operations	0.65	1.20	0

Distributions to shareholders from

Net investment income	(0.46)	(0.59)	(0.34)

Tax basis return of capital	0	(0.06)	(0.03)

Total distributions to shareholders	(0.46)	(0.65)	(0.37)

Net asset value, end of period	$ 12.69	$ 12.50	$ 11.95

Total return*	5.22%	10.29%	0.02%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 2,329	$ 1,645	$ 457

Ratios to average net assets

Expenses‡	1.87%	1.90%	2.36%†

Net investment income	3.87%	5.23%	5.60%†

Portfolio turnover rate	376%	113%	89%

(a) For the seven months ended April 30, 2000. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2000.

(b) Effective October 18, 1999, shareholders of Mentor Quality Income Portfolio Class A, Class B and Class Y shares became owners of that number of full and fractional shares of Class A, Class C and Class I (formerly Class Y) shares, repectively, of Evergreen Quality Income Fund.

(c) For the period from October 18, 1999 (commencement of class operations) to April 30, 2000.

* Excluding applicable sales charges

** Ratio of expense to average net assets does not include interest expense.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

See Combined Notes to Financial Statements.

EVERGREEN
Quality Income Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,			Year Ended September 30,
	2002	2001	2000 (a)	1999	1998	1997

CLASS C (b)

Net asset value, beginning of period	$ 12.50	$ 11.95	$ 12.43	$ 13.61	$ 13.18	$ 12.93

Income from investment operations

Net investment income	0.49	0.62	0.37	0.71	0.72	0.86

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.16	0.58	(0.44)	(1.16)	0.48	0.30

Total from investment operations	0.65	1.20	(0.07)	(0.45)	1.20	1.16

Distributions to shareholders from

Net investment income	(0.46)	(0.59)	(0.38)	(0.73)	(0.77)	(0.91)

Tax basis return of capital	0	(0.06)	(0.03)	0	0	0

Total distributions to shareholders	(0.46)	(0.65)	(0.41)	(0.73)	(0.77)	(0.91)

Net asset value, end of period	$ 12.69	$ 12.50	$ 11.95	$ 12.43	$ 13.61	$ 13.18

Total return*	5.22%	10.29%	(0.62%)	(3.34%)	9.46%	9.29%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 49,939	$ 62,267	$ 72,698	$ 97,403	$ 112,901	$ 75,046

Ratios to average net assets

Expenses‡	1.87%	1.88%	2.35%†	1.55%**	1.55%**	1.55%**

Net investment income	4.02%	5.34%	5.60%†	5.57%	5.22%	6.51%

Portfolio turnover rate	376%	113%	89%	171%	114%	100%

	Year Ended April 30,			Year Ended September 30,
	2002	2001 #	2000 (a)#	1999	1998 (c)

CLASS I (b) (d)

Net asset value, beginning of period	$ 12.96	$ 12.50	$ 13.09	$ 13.69	$ 13.20

Income from investment operations

Net investment income	0.65	0.79	0.50	0.84	0.78

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.13	0.48	(0.59)	(1.20)	0.39

Total from investment operations	0.78	1.27	(0.09)	(0.36)	1.17

Distributions to shareholders from

Net investment income	(0.60)	(0.75)	(0.47)	(0.24)	(0.68)

Tax basis return of capital	0	(0.06)	(0.03)	0	0

Total distributions to shareholders	(0.60)	(0.81)	(0.50)	(0.24)	(0.68)

Net asset value, end of period	$ 13.14	$ 12.96	$ 12.50	$ 13.09	$ 13.69

Total return	6.14%	10.42%	(0.73%)	(2.63%)	8.94%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 57	$ 54	$ 1	$ 1	$ 1

Ratios to average net assets

Expenses‡	0.87%	0.86%	1.18%†	0.80%**	0.80%†**

Net investment income	4.98%	6.28%	6.65%†	6.30%	7.09%†

Portfolio turnover rate	376%	113%	89%	171%	114%

(a) For the seven months ended April 30, 2000. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2000.

(b) Effective October 18, 1999, shareholders of Mentor Quality Income Portfolio Class A, Class B and Class Y shares became owners of that number of full and fractional shares of Class A, Class C and Class I (formerly Class Y) shares, respectively, of Evergreen Quality Income Fund.

(c) For the period from November 19, 1997 (commencement of class operations) to September 30, 1998.

(d) Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges

** Ratio of expenses to average net assets does not include interest expense.

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

See Combined Notes to Financial Statements.

EVERGREEN
Strategic Income Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,
	2002 (k)	2001 #	2000	1999	1998 #

CLASS A

Net asset value, beginning of period	$ 5.74	$ 6.12	$ 6.79	$ 7.21	$ 6.82

Income from investment operations

Net investment income	0.35	0.52	0.53	0.51	0.50

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.16	(0.40)	(0.63)	(0.41)	0.38

Total from investment operations	0.51	0.12	(0.10)	0.10	0.88

Distributions to shareholders from

Net investment income	(0.32)	(0.40)	(0.49)	(0.52)	(0.49)

Tax return of capital	(0.10)	(0.10)	(0.08)	0	0

Total distributions to shareholders	(0.42)	(0.50)	(0.57)	(0.52)	(0.49)

Net asset value, end of period	$ 5.83	$ 5.74	$ 6.12	$ 6.79	$ 7.21

Total return*	9.37%	2.09%	(1.58%)	1.58%	13.20%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 130,934	$ 122,223	$ 129,885	$ 162,192	$ 193,618

Ratios to average net assets

Expenses‡	1.23%	0.87%	0.72%	1.02%	1.27%

Net investment income	6.02%	8.06%	8.36%	7.41%	6.80%

Portfolio turnover rate	304%	322%	187%	222%	237%

	Year Ended April 30,
	2002 (k)	2001 #	2000	1999	1998 #

CLASS B

Net asset value, beginning of period	$ 5.75	$ 6.14	$ 6.81	$ 7.25	$ 6.85

Income from investment operations

Net investment income	0.29	0.48	0.49	0.47	0.44

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.19	(0.41)	(0.64)	(0.44)	0.39

Total from investment operations	0.48	0.07	(0.15)	0.03	0.83

Distributions to shareholders from

Net investment income	(0.28)	(0.36)	(0.44)	(0.47)	(0.43)

Tax return of capital	(0.10)	(0.10)	(0.08)	0	0

Total distributions to shareholders	(0.38)	(0.46)	(0.52)	(0.47)	(0.43)

Net asset value, end of period	$ 5.85	$ 5.75	$ 6.14	$ 6.81	$ 7.25

Total return*	8.74%	1.18%	(2.29%)	0.56%	12.47%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 77,471	$ 83,347	$ 104,110	$ 120,669	$ 113,136

Ratios to average net assets

Expenses‡	1.98%	1.61%	1.47%	1.76%	2.05%

Net investment income	5.27%	7.34%	7.60%	6.68%	6.08%

Portfolio turnover rate	304%	322%	187%	222%	237%

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

(k) As required, effective May 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on its fixed-income securities. The effects of this change for the year ended April 30, 2002 were a/an decrease/increase in net investment income per share/net realized gains or losses per share by $0.02 and $0.03 for Class A and Class B, respectively; and a decrease to the ratio of net investment income to average net assets of 0.45% and 0.45% for Class A and Class B, respectively. The above per share information, ratios and supplemental data for the periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

See Combined Notes to Financial Statements.

EVERGREEN
Strategic Income Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,
	2002 (k)	2001 #	2000	1999	1998 #

CLASS C

Net asset value, beginning of period	$ 5.75	$ 6.13	$ 6.80	$ 7.24	$ 6.84

Income from investment operations

Net investment income	0.32	0.46	0.49	0.45	0.44

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.15	(0.38)	(0.64)	(0.42)	0.39

Total from investment operations	0.47	0.08	(0.15)	0.03	0.83

Distributions to shareholders from

Net investment income	(0.28)	(0.36)	(0.44)	(0.47)	(0.43)

Tax return of capital	(0.10)	(0.10)	(0.08)	0	0

Total distributions to shareholders	(0.38)	(0.46)	(0.52)	(0.47)	(0.43)

Net asset value, end of period	$ 5.84	$ 5.75	$ 6.13	$ 6.80	$ 7.24

Total return*	8.56%	1.35%	(2.30%)	0.55%	12.48%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 22,554	$ 16,746	$ 14,655	$ 16,265	$ 19,639

Ratios to average net assets

Expenses‡	1.98%	1.63%	1.47%	1.77%	2.05%

Net investment income	5.25%	7.26%	7.61%	6.65%	6.10%

Portfolio turnover rate	304%	322%	187%	222%	237%

	Year Ended April 30,
	2002 (k)	2001 #	2000	1999	1998 #

CLASS I **

Net asset value, beginning of period	$ 5.65	$ 6.02	$ 6.63	$ 7.04	$ 6.65

Income from investment operations

Net investment income	0.35	0.51	0.55	0.51	0.46

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.17	(0.37)	(0.59)	(0.39)	0.41

Total from investment operations	0.52	0.14	(0.04)	0.12	0.87

Distributions to shareholders from

Net investment income	(0.33)	(0.41)	(0.49)	(0.53)	(0.48)

Tax return of capital	(0.10)	(0.10)	(0.08)	0	0

Total distributions to shareholders	(0.43)	(0.51)	(0.57)	(0.53)	(0.48)

Net asset value, end of period	$ 5.74	$ 5.65	$ 6.02	$ 6.63	$ 7.04

Total return	9.67%	2.41%	(0.61%)	1.83%	13.46%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 1,779	$ 1,584	$ 1,386	$ 1,647	$ 1,442

Ratios to average net assets

Expenses‡	0.98%	0.62%	0.47%	0.75%	1.01%

Net investment income	6.27%	8.30%	8.63%	7.64%	6.83%

Portfolio turnover rate	304%	322%	187%	222%	237%

# Net investment income is based on average shares outstanding during the period.

* Excluding applicable sales charges

** Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

(k) As required, effective May 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on its fixed-income securities. The effects of this change for the year ended April 30, 2002 were a/an decrease/increase net investment income per share/net realized gains or losses per share by $0.02 and $0.03 for Class C and Class I, respectively; and a decrease to the ratio of net investment income to average net assets of 0.45% and 0.45% for Class C and Class I, respectively. The above per share information, ratios and supplemental data for the periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

See Combined Notes to Financial Statements.

EVERGREEN
U.S. Government Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,
	2002 (k)	2001	2000	1999	1998

CLASS A

Net asset value, beginning of period	$ 9.59	$ 9.15	$ 9.63	$ 9.68	$ 9.39

Income from investment operations

Net investment income	0.48	0.54	0.55	0.56	0.61

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.16	0.44	(0.48)	(0.04)	0.29

Total from investment operations	0.64	0.98	0.07	0.52	0.90

Distributions to shareholders from

Net investment income	(0.48)	(0.54)	(0.55)	(0.57)	(0.61)

Net asset value, end of period	$ 9.75	$ 9.59	$ 9.15	$ 9.63	$ 9.68

Total return*	6.76%	10.98%	0.79%	5.39%	9.78%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 141,838	$ 108,073	$ 91,123	$ 48,091	$ 40,136

Ratios to average net assets

Expenses‡	0.96%	1.00%	0.97%	0.95%	1.03%

Net investment income	4.91%	5.71%	5.89%	5.68%	6.25%

Portfolio turnover rate	121%	86%	58%	98%	21%

	Year Ended April 30,
	2002 (k)	2001	2000	1999	1998

CLASS B

Net asset value, beginning of period	$ 9.59	$ 9.15	$ 9.63	$ 9.68	$ 9.39

Income from investment operations

Net investment income	0.42	0.47	0.48	0.49	0.53

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.15	0.44	(0.48)	(0.05)	0.29

Total from investment operations	0.57	0.91	0	0.44	0.82

Distributions to shareholders from

Net investment income	(0.41)	(0.47)	(0.48)	(0.49)	(0.53)

Net asset value, end of period	$ 9.75	$ 9.59	$ 9.15	$ 9.63	$ 9.68

Total return*	5.97%	10.15%	0.03%	4.60%	8.96%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 47,016	$ 65,533	$ 82,665	$ 122,919	$ 130,576

Ratios to average net assets

Expenses‡	1.71%	1.75%	1.71%	1.71%	1.78%

Net investment income	4.18%	4.98%	5.11%	4.99%	5.56%

Portfolio turnover rate	121%	86%	58%	98%	21%

* Excluding applicable sales charges

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

(k) As required, effective May 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on its fixed-income securities. The effects of this change for the year ended April 30, 2002 were a/an decrease/increase in net investment income per share/net realized gains or losses per share by $0.02 and $0.01 for Class A and Class B, respectively; and a decrease to the ratio of net investment income to average net assets of 0.22% and 0.22% for Class A and Class B, respectively. The above per share information, ratios and supplemental data for the periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

See Combined Notes to Financial Statements.

EVERGREEN
U.S. Government Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30,
	2002 (k)	2001	2000	1999	1998

CLASS C

Net asset value, beginning of period	$ 9.59	$ 9.15	$ 9.63	$ 9.68	$ 9.39

Income from investment operations

Net investment income	0.41	0.47	0.48	0.49	0.53

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.16	0.44	(0.48)	(0.05)	0.29

Total from investment operations	0.57	0.91	0	0.44	0.82

Distributions to shareholders from

Net investment income	(0.41)	(0.47)	(0.48)	(0.49)	(0.53)

Net asset value, end of period	$ 9.75	$ 9.59	$ 9.15	$ 9.63	$ 9.68

Total return*	5.97%	10.15%	0.03%	4.60%	8.96%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 14,212	$ 11,188	$ 4,740	$ 5,605	$ 5,697

Ratios to average net assets

Expenses‡	1.71%	1.74%	1.71%	1.70%	1.78%

Net investment income	4.15%	4.90%	5.12%	4.97%	5.49%

Portfolio turnover rate	121%	86%	58%	98%	21%

	Year Ended April 30,
	2002 (k)	2001	2000	1999	1998

CLASS I **

Net asset value, beginning of period	$ 9.59	$ 9.15	$ 9.63	$ 9.68	$ 9.39

Income from investment operations

Net investment income	0.50	0.56	0.57	0.59	0.63

Net realized and unrealized gains or losses on securities and foreign currency related transactions	0.16	0.44	(0.48)	(0.05)	0.29

Total from investment operations	0.66	1.00	0.09	0.54	0.92

Distributions to shareholders from

Net investment income	(0.50)	(0.56)	(0.57)	(0.59)	(0.63)

Net asset value, end of period	$ 9.75	$ 9.59	$ 9.15	$ 9.63	$ 9.68

Total return	7.02%	11.25%	1.04%	5.66%	10.05%

Ratios and supplemental data

Net assets, end of period (thousands)	$ 327,753	$ 263,619	$ 231,417	$ 222,876	$ 155,836

Ratios to average net assets

Expenses‡	0.71%	0.75%	0.71%	0.71%	0.78%

Net investment income	5.16%	5.97%	6.12%	5.96%	6.55%

Portfolio turnover rate	121%	86%	58%	98%	21%

* Excluding applicable sales charges

** Effective at the close of business on May 11, 2001, Class Y shares were renamed as institutional shares ( Class I).

‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

(k) As required, effective May 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, and began amortizing premium on its fixed-income securities. The effects of this change for the year ended April 30, 2002 were a/an decrease/increase in net investment income per share/net realized gains or losses per share by $0.02 and $0.02 for Class C and Class I, respectively; and a decrease to the ratio of net investment income to average net assets of 0.22% and 0.22% for Class C and Class I, respectively. The above per share information, ratios and supplemental data for the periods prior to May 1, 2001 have not been restated to reflect this change in presentation.

See Combined Notes to Financial Statements.

EVERGREEN
Diversified Bond Fund
Schedule of Investments
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 1.6%
Credit Suisse First Boston Mtge. Securities Corp., Ser. 1996-2,Class A-6, 7.18%, 02/25/2018	AAA	$2,410,053	$ 2,482,904
Railcar Leasing LLC, Ser. 1, Class A-2, 7.125%, 01/15/2013 144A	AAA	2,500,000	2,630,137
University Support Svcs., Inc., Ser. 1992-CD, Class D, 9.00%, 11/01/2007 (h)	NA	35,000	34,913
Total Asset-Backed Securities			5,147,954
COLLATERALIZED MORTGAGE OBLIGATIONS - 27.9%
Banc America, Inc., Ser. 2001-7, 2.72%, 01/27/2006 (h)	AA+	3,500,000	3,421,250
Bear Stearns Comml. Mtge. Securities, Inc., Ser. 2000-WF1,Class A-2, 7.78%, 02/15/2010	AAA	3,300,000	3,676,801
Countrywide Funding Corp., 5.25%, 06/15/2004	A	3,500,000	3,563,840
Credit Suisse First Boston Mtge. Securities Corp.:
Ser. 1998-FL2A, Class E, 3.86%, 08/15/2013	Baa3	3,500,000	3,502,221
Ser. 2001-CP4, Class A1, 5.26%, 12/15/2035	AAA	3,457,548	3,514,769
Ser. 2002-FL1, Class C, 3.12%, 01/11/2010 (h)	AAA	2,500,000	2,501,562
Criimi Mae Comml. Mtge. Trust, Ser. 1998-C1, Class A-2, 7.00%, 06/02/2033 144A	A+	3,000,000	3,062,782
Criimi Mae Financial Corp., Ser. 1, Class A, 7.00%, 01/01/2033	AAA	3,523,730	3,649,941
DLJ Comml. Mtge. Corp.:
Ser. 2000-CF1, Class A-3, 7.92%, 05/10/2010	A	2,000,000	2,217,341
Ser. 2000-CKP1, Class A 1-B, 7.18%, 08/10/2010	Aaa	3,000,000	3,233,074
FHLMC, Ser. 2418, Class CT, 5.75%, 12/15/2012 (h)	AAA	2,767,774	2,787,635
Financial Asset Securitization, Inc., Ser. 1997-NAM2, Class B-2,7.88%, 07/25/2027	NR	2,593,409	2,725,096
GE Capital Mtge. Svcs., Inc.:
Ser. 1994-27, Class A-6, 6.50%, 07/25/2024	AAA	3,745,000	3,732,885
Ser. 1999-H, Class A-7, 6.27%, 04/25/2029	Aaa	2,332,296	2,416,755
GNMA, Ser. 1285, Class A-1, 6.04%, 08/15/2018	AAA	3,812,601	3,866,067
Greenwich Capital Acceptance, Inc., Ser. 2001-Z, 6.36%,06/12/2006 144A (h)	AA	2,983,027	3,012,857
JP Morgan Chase Comml. Mtge. Securities, Ser. 2002-FL1, Class C, 3.14%, 02/14/2014 144A	A	2,999,538	3,001,522
Midland Reality Acceptance Corp., 8.19%, 08/25/2028	BBB	2,784,000	2,984,747
Morgan Stanley Capital I, Inc.:
Ser. 2001-TOP5, Class A1, 5.02%, 10/15/2035	AAA	3,379,475	3,419,341
Ser. 1997-C1, Class B, 7.69%, 01/15/2007	Aa2	3,300,000	3,587,709
Morgan Stanley Dean Witter & Co., Ser. 2000, Class B, 7.78%, 01/15/2010	AA	3,250,000	3,565,967
Norwest Asset Securities Corp.:
Ser. 1998-22, Class B-1, 6.25%, 09/25/2028	AA	1,102,675	1,095,822
Ser. 1998-22, Class B-2, 6.25%, 09/25/2028	NR	1,147,623	1,131,011
PNC Mtge. Securities Corp.:
Ser. 1997-4, Class 2 PP-3, 7.25%, 07/25/2027	AAA	1,801,056	1,858,231
Ser. 1999-5, Class C B-3, 6.89%, 07/25/2029	AAA	1,460,794	1,430,208
Ser. 1999-8, Class C B-3, 7.35%, 09/25/2029	AAA	1,580,320	1,558,591
Residential Asset Securization Trust, Ser. 2000-A2, Class N B-1, 8.00%, 04/25/2030	AAA	228,734	230,036
Residential Funding Mtge. Securities I, Inc.:
Ser. 1999-S2, Class M-1, 6.50%, 01/25/2029	AAA	2,824,401	2,833,143
Ser. 2001-H3, Class A-3, 5.70%, 10/25/2014	AAA	5,250,000	5,387,710

EVERGREEN
Diversified Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

COLLATERALIZED MORTGAGE OBLIGATIONS - continued
SASCO Comml. Mtge. Trust, Ser. 1999-C3, Class H, 3.35%,10/21/2013 144A	A1	$3,378,834	$ 3,383,632
Starwood Asset Receivables Trust, Ser. 2000-1, Class E, 4.65%,09/25/2022 144A	BBB+	4,000,000	4,043,571
Total Collateralized Mortgage Obligations			90,396,117
CORPORATE BONDS - 57.6%
CONSUMER DISCRETIONARY - 13.1%
Auto Components - 1.1%
American Axle & Manufacturing, Inc., 9.75%, 03/01/2009	B+	500,000	541,250
Collins & Aikman Products Co., 11.50%, 04/15/2006	B	1,000,000	1,012,500
CSK Auto, Inc., 12.00%, 06/15/2006 144A	B	500,000	537,500
Delco Remy International, Inc., 11.00%, 05/01/2009	B	500,000	468,750
Lear Corp., Ser. B, 8.11%, 05/15/2009	BB+	1,000,000	1,042,920
3,602,920
Hotels, Restaurants & Leisure - 3.5%
Anchor Gaming, 9.875%, 10/15/2008	BB+	1,000,000	1,118,750
Argosy Gaming Co., 10.75%, 06/01/2009	B+	500,000	555,625
Aztar Corp., 8.875%, 05/15/2007	B+	500,000	523,750
Coast Hotels & Casinos, Inc., 9.50%, 04/01/2009	B	500,000	531,875
Hollywood Casino Corp.:
11.25%, 05/01/2007	B	500,000	557,500
13.00%, 08/01/2006	B-	1,000,000	1,095,000
Horseshoe Gaming Holdings, Ser. B, 8.625%, 05/15/2009	B+	500,000	522,500
International Game Technology, 8.375%, 05/15/2009	BBB-	500,000	531,250
Isle of Capri Casinos, Inc., 8.75%, 04/15/2009	B	500,000	515,000
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007	BB-	1,000,000	1,107,500
Meristar Hospitality Corp., 9.00%, 01/15/2008	B+	500,000	512,500
Mohegan Tribal Gaming Authority, 8.00%, 04/01/2012 144A	BB-	1,000,000	1,008,750
Prime Hospitality Corp., Ser. B, 9.75%, 04/01/2007	B+	500,000	525,625
Six Flags, Inc., 8.875%, 02/01/2010 144A	B	500,000	510,000
Station Casinos, Inc., 9.875%, 07/01/2010	B+	500,000	545,625
Tricon Global Restaurants, Inc., 8.875%, 04/15/2011	BB	500,000	540,000
WCI Communities, Inc., 10.625%, 02/15/2011	B	500,000	540,000
11,241,250
Household Durables - 1.0%
Interface, Inc., 10.375%, 02/01/2010 144A	BB	250,000	269,687
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	900,000	990,000
MDC Holdings, Inc., 8.375%, 02/01/2008	BB+	500,000	511,250
Meritage Corp., 9.75%, 06/01/2011	B	500,000	526,250
Sealy Mattress Co., Ser. B, 9.875%, 12/15/2007	B-	500,000	523,750
Windmere Durable Holdings, Inc., 10.00%, 07/31/2008	B-	500,000	516,250
3,337,187
Media - 5.7%
Chancellor Media Corp., 8.00%, 11/01/2008	BBB-	650,000	676,000
Charter Communications Holdings LLC, 8.625%, 04/01/2009	B+	500,000	448,750
Citizens Communications Co., 7.625%, 08/15/2008	BBB	3,000,000	2,991,366
Comcast Cable Commerce, Inc., 6.875%, 06/15/2009	BBB	3,000,000	2,930,694

EVERGREEN
Diversified Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
CONSUMER DISCRETIONARY - continued
Media - continued
CSC Holdings, Inc.:
7.25%, 07/15/2008	BB+	$ 500,000	$ 472,156
Ser. B, 8.125%, 07/15/2009	BB+	2,000,000	1,965,050
Echostar DBS Corp., 9.375%, 02/01/2009	B+	500,000	523,750
Emmis Communications Corp., Ser. B, 8.125%, 03/15/2009	B-	500,000	514,375
Entercom Radio LLC, 7.625%, 03/01/2014	B+	500,000	503,750
Hollinger International, Inc., 9.25%, 02/01/2006	B+	500,000	516,250
LIN Television Corp., 8.375%, 03/01/2008	B-	500,000	506,250
Rogers Cable, Inc., 7.875%, 05/01/2012 144A	BBB-	2,000,000	2,018,122
Sinclair Broadcast Group, Inc., 8.75%, 12/15/2007	B	500,000	521,250
Time Warner, Inc., 6.95%, 01/15/2028	BBB+	2,000,000	1,729,264
Turner Broadcasting Systems, Inc., 7.40%, 02/01/2004	BBB+	2,000,000	2,083,990
18,401,017
Multi-line Retail - 0.9%
Target Corp., 5.40%, 10/01/2008	A+	3,000,000	2,975,712
Specialty Retail - 0.9%
Michaels Stores, Inc., 9.25%, 07/01/2009	BB	500,000	532,500
Nordstrom, Inc., 6.95%, 03/15/2028	A-	1,000,000	940,389
Office Depot, Inc., 10.00%, 07/15/2008	BB+	500,000	567,500
Petco Animal Supplies, Inc., 10.75%, 11/01/2011 144A	B	750,000	813,750
Steinway Musical Instruments, Inc., 8.75%, 04/15/2011	BB-	200,000	203,000
3,057,139
CONSUMER STAPLES - 1.8%
Beverages - 0.2%
Constellation Brands, Inc., 8.625%, 08/01/2006	BB	500,000	530,000
Food & Drug Retailing - 1.1%
Kroger Co., 6.80%, 04/01/2011	BBB-	3,000,000	3,062,859
Marsh Supermarket, Inc., Ser. B, 8.875%, 08/01/2007	B+	500,000	505,000
3,567,859
Food Products - 0.5%
Kellogg Co., 6.60%, 04/01/2011	BBB	1,000,000	1,029,534
Michael Foods, Inc., Ser. B, 11.75%, 04/01/2011	B-	500,000	552,500
1,582,034
ENERGY - 6.8%
Energy Equipment & Services - 2.0%
Dresser, Inc., 9.375%, 04/15/2011	B	500,000	521,250
Oslo Seismic Services, Inc., 8.28%, 06/01/2011	BBB	1,281,173	1,337,923
Parker Drilling Co., Ser. D, 9.75%, 11/15/2006	B+	1,000,000	1,032,500
Progress Energy, Inc., 5.85%, 10/30/2008	BBB	3,000,000	2,939,865
SESI LLC, 8.875%, 05/15/2011	BB-	500,000	505,000
6,336,538
Oil & Gas - 4.8%
Alberta Energy Co., Ltd., 7.65%, 09/15/2010	BBB+	1,400,000	1,529,478
Chesapeake Energy Corp., 8.125%, 04/01/2011	B+	1,000,000	1,005,000
Limestone Electron Trust, 8.625%, 03/15/2003 144A	BBB	1,800,000	1,825,608
Louis Dreyfus Natural Gas Corp., 9.25%, 06/15/2004	BBB	4,110,000	4,479,518
Ocean Energy, Inc., Ser. B, 8.375%, 07/01/2008	BB+	500,000	526,250
Phillips Petroleum Co., 8.50%, 05/25/2005	BBB+	3,500,000	3,882,620

EVERGREEN
Diversified Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
ENERGY - continued
Oil & Gas - continued
Pioneer Natural Resources Co., 9.625%, 04/01/2010	BB+	$ 500,000	$ 555,093
Stone Energy Corp., 8.25%, 12/15/2011	B+	175,000	179,812
Tesoro Petrolium Corp., 9.625%, 04/01/2012 144A	B+	500,000	513,750
Westport Resources Corp., 8.25%, 11/01/2011	B-	500,000	517,500
XTO Energy, Inc., Ser. B, 9.25%, 04/01/2007	BB-	500,000	527,500
15,542,129
FINANCIALS - 15.7%
Diversified Financials - 13.4%
American General Finance Corp., 5.91%, 06/12/2006	A+	1,000,000	1,019,933
Barnett Capital I, 8.06%, 12/01/2026	A-	1,100,000	1,101,406
Capital One Bank Co., 6.875%, 02/01/2006	BBB-	4,000,000	4,004,740
Daimlerchrysler Holding Corp., 6.40%, 05/15/2006	BBB+	3,500,000	3,578,400
Ford Motor Credit Co., 7.60%, 08/01/2005	BBB+	3,500,000	3,631,211
GE Capital Corp., 6.75%, 03/15/2032	AAA	4,000,000	3,962,244
GMAC, 8.00%, 11/01/2031	A2	3,000,000	3,154,257
Goldman Sachs Group, Inc., 7.625%, 08/17/2005	A+	4,000,000	4,330,404
Household Finance Corp., 6.375%, 10/15/2011	A	3,000,000	2,900,088
International Lease Finance Corp., 5.75%, 10/15/2006	AA-	3,000,000	3,020,007
Lehman Brothers Holdings, Inc., 6.25%, 05/15/2006	A	4,000,000	4,124,820
Nisource Finance Corp., 7.50%, 11/15/2003	BBB	1,950,000	1,933,727
Reed Elsevier Capital, Inc., 6.125%, 08/01/2006	A-	3,000,000	3,083,853
Verizon Global Funding Corp., 7.25%, 12/01/2010	A+	1,000,000	1,005,420
Wells Fargo & Co., 5.90%, 05/21/2006	A+	2,500,000	2,579,695
43,430,205
Insurance - 2.0%
Prudential Properties, 7.125%, 07/01/2007 144A	A+	6,300,000	6,474,126
Real Estate - 0.3%
Choctaw Resort Development Enterprise, 9.25%, 04/01/2009	BB-	500,000	525,000
Crescent Real Estate Equities, LP, 9.25%, 04/15/2009 REIT 144A	B+	450,000	462,128
987,128
HEALTH CARE - 1.2%
Health Care Equipment & Supplies - 0.1%
Rotech Healthcare, Inc., 9.50%, 04/01/2012 144A	B+	250,000	262,500
Health Care Providers & Services - 1.1%
Bergen Brunswig Corp., 7.375%, 01/15/2003	BB-	500,000	513,750
Coventry Health Care, Inc., 8.125%, 02/15/2012	BB+	250,000	258,750
Express Scripts, Inc., 9.625%, 06/15/2009	BBB-	500,000	557,500
LifePoint Hospitals Holdings, Inc., Ser. B, 10.75%, 05/15/2009	B	500,000	584,375
Omnicare, Inc., 8.125%, 03/15/2011	BB+	500,000	531,250
Stewart Enterprises, Inc., 10.75%, 07/01/2008	B+	500,000	553,125
Triad Hospitals, Inc, Ser. B, 8.75%, 05/01/2009	B-	500,000	536,250
3,535,000
INDUSTRIALS - 3.4%
Aerospace & Defense - 1.7%
BE Aerospace, Inc., 9.50%, 11/01/2008	B	500,000	492,500
Lockheed Martin Corp., 8.50%, 12/01/2029	BBB	2,500,000	2,979,532
Sequa Corp., 8.875%, 04/01/2008	BB	950,000	980,875

EVERGREEN
Diversified Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
INDUSTRIALS - continued
Aerospace & Defense - continued
United Technologies Corp., 6.10%, 05/15/2012	A+	$1,000,000	$ 1,008,022
5,460,929
Airlines - 0.3%
American Airlines, Ser. 2001-2, Class B, 8.61%, 04/01/2011 144A	AA-	1,000,000	1,062,011
Commercial Services & Supplies - 0.4%
Allied Waste North America, Inc., Ser. B, 10.00%, 08/01/2009	B+	500,000	516,250
Coinmach Corp., 9.00%, 02/01/2010 144A	B	250,000	257,500
Iron Mountain, Inc., 8.625%, 04/01/2013	B	500,000	517,500
1,291,250
Construction & Engineering - 0.5%
KB Home, 8.625%, 12/15/2008	BB-	500,000	513,750
Schuler Homes, Inc., 10.50%, 07/15/2011	B+	500,000	540,000
Toll Brothers, Inc., 8.25%, 12/01/2011	BB+	500,000	508,750
1,562,500
Electrical Equipment - 0.1%
Stoneridge, Inc., 11.50%, 05/01/2012 144A	B	250,000	260,313
Machinery - 0.4%
AGCO Corp., 8.50%, 03/15/2006	BB-	500,000	507,500
Navistar International Corp., 8.00%, 02/01/2008	BB-	500,000	505,000
Terex Corp., 8.875%, 04/01/2008	B	500,000	523,750
1,536,250
INFORMATION TECHNOLOGY - 0.3%
Semiconductor Equipment & Products - 0.3%
Amkor Technology, Inc., 9.25%, 02/15/2008	B+	330,000	334,125
Fairchild Semiconductor Corp.:
10.125%, 03/15/2007	B	165,000	173,869
10.375%, 10/01/2007	B	500,000	533,750
1,041,744
MATERIALS - 4.6%
Chemicals - 0.8%
Airgas, Inc., 9.125%, 10/01/2011	B+	500,000	536,250
Lyondell Chemical Co., Ser. A, 9.625%, 05/01/2007	BB	500,000	496,250
Millennium America, Inc., 9.25%, 06/15/2008	BBB-	500,000	510,000
Noveon, Inc., Ser. B, 11.00%, 02/28/2011	B	500,000	540,000
Scotts Co., 8.625%, 01/15/2009	B+	500,000	516,250
2,598,750
Containers & Packaging - 1.1%
Four M Corp., Ser. B, 12.00%, 06/01/2006	B	500,000	515,000
Graphic Packaging Corp., 8.625%, 02/15/2012 144A	B+	500,000	526,250
Owens-Illinois, Inc.:
7.15%, 05/15/2005	B+	500,000	477,500
8.875%, 02/15/2009 144A	BB	500,000	518,750
Packaging Corp. of America, Ser. B, 9.625%, 04/01/2009	BB+	1,000,000	1,095,000
Stone Container Corp., 9.75%, 02/01/2011	B	500,000	540,000
3,672,500

EVERGREEN
Diversified Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
MATERIALS - continued
Metals & Mining - 1.7%
Alaska Steel Corp., 7.875%, 02/15/2009	BB	$ 500,000	$ 506,875
Camden Property Trust, 7.00%, 11/15/2006	BBB	3,000,000	3,082,911
Century Aluminum Co., 11.75%, 04/15/2008	BB-	500,000	540,000
Peabody Energy Corp., Ser. B, 9.625%, 05/15/2008	B+	850,000	907,375
United States Steel LLC, 10.75%, 08/01/2008 144A	BB	500,000	518,750
5,555,911
Paper & Forest Products - 1.0%
Abitibi Consolidated, Inc., 7.875%, 08/01/2009	BBB-	3,000,000	3,026,586
TELECOMMUNICATION SERVICES - 6.2%
Diversified Telecommunication Services - 4.8%
Clear Channel Communications, 7.25%, 09/15/2003	BBB-	2,500,000	2,563,415
Intermedia Communications, Inc., Sr. Disc. Notes, Ser. B, Step Bond, 0.00%, 07/15/2007 †	BBB	2,000,000	1,460,000
Panamsat Corp., 8.50%, 02/01/2012 144A	B	500,000	502,500
Qwest Capital Funding, Inc.:
5.875%, 08/03/2004	Baa3	1,000,000	825,167
7.00%, 08/03/2009	Baa3	1,000,000	716,097
SBC Communications, Inc., 5.875%, 02/01/2012	AA-	3,000,000	2,873,562
Shaw Communications, Inc., 7.20%, 12/15/2011	BBB	3,000,000	2,916,225
Spieker LP, 8.00%, 07/19/2005	BBB+	3,500,000	3,797,559
15,654,525
Wireless Telecommunications Services - 1.4%
AT&T Wireless Services, Inc., 7.50%, 05/01/2007	BBB	3,000,000	3,002,562
Price Communications Wireless, Inc., Ser. B, 9.125%, 12/15/2006	B+	1,000,000	1,050,000
Triton PCS, Inc., 8.75%, 11/15/2011	B-	400,000	376,000
4,428,562
UTILITIES - 4.5%
Electric Utilities - 3.1%
Calpine Corp., 7.75%, 04/15/2009	B+	500,000	423,144
Constellation Energy Group, Inc., 7.60%, 04/01/2032	BBB+	1,000,000	1,021,331
Devon Energy Corp., 7.95%, 04/15/2032	BBB	1,000,000	1,062,575
Dominion Resources, Inc., 6.00%, 01/31/2003	BBB+	3,000,000	3,051,654
FirstEnergy Corp., 6.45%, 11/15/2011	BBB-	3,000,000	2,840,094
Niagara Mohawk Power Corp., 7.25%, 10/01/2002	A-	1,512,195	1,537,692
9,936,490
Gas Utilities - 1.3%
Duke Energy Field Services LLC, 7.875%, 08/16/2010	BBB	1,500,000	1,593,518
El Paso Energy Partners, LP, 8.50%, 06/01/2011	BB-	500,000	517,500
Southern Natural Gas Co., 7.35%, 02/15/2031	BBB+	1,750,000	1,673,948
Western Gas Resources, Inc., 10.00%, 06/15/2009	BB-	500,000	540,000
4,324,966

EVERGREEN
Diversified Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
UTILITIES - continued
Multi-Utilities - 0.1%
Dynergy, Inc., 6.875%, 07/15/2002	BBB	$ 450,000	$ 445,527
Total Corporate Bonds			186,721,558
MORTGAGE-BACKED SECURITIES - 4.4%
FNMA:
5.77%, 03/01/2027	AAA	1,319,460	1,370,495
6.27%, 04/01/2028 (h)	AAA	1,427,298	1,481,991
6.41%, 11/01/2039	AAA	1,247,624	1,292,287
6.625%, 11/15/2030	AAA	2,000,000	2,095,846
7.00%, 07/01/2028-08/01/2029	AAA	6,075,202	6,305,139
9.50%, 12/01/2024	AAA	1,658,188	1,831,338
Total Mortgage-Backed Securities			14,377,096
MUNICIPAL OBLIGATIONS - 0.8%
CAPITAL IMPROVEMENTS - 0.8%
Los Angeles, CA. Impt. Bond Act, 1915, Assessment Dist. 1, MTN, 8.48%, 09/02/2015 144A	NR	2,518,167	2,665,858
U.S. TREASURY OBLIGATIONS - 1.6%
U.S. Treasury Bonds, 5.375%, 02/15/2031	AAA	5,500,000	5,327,267
YANKEE OBLIGATIONS-CORPORATE - 3.9%
CONSUMER DISCRETIONARY - 0.2%
Hotels, Restaurants & Leisure - 0.2%
Royal Caribbean Cruises, Ltd, 8.75%, 02/02/2011	BB+	500,000	485,871
INDUSTRIALS - 1.1%
Industrial Conglomerates - 1.1%
Tyco International Group SA:
6.25%, 06/15/2003	BBB	3,250,000	2,934,019
6.875%, 01/15/2029	BBB	1,000,000	746,150
3,680,169
MATERIALS - 0.7%
Metals & Mining - 0.0%
Bulong Operation Property, Ltd., 12.50%, 12/15/2008 (g)+	NR	1,600,000	40,000
Paper & Forest Products - 0.7%
Domtar, Inc., 8.75%, 08/01/2006	BBB-	500,000	548,603
Norampac, Inc., 9.50%, 02/01/2008	BB+	1,000,000	1,070,000
Tembec Industries, Inc., 7.75%, 03/15/2012 144A	BB+	500,000	501,250
2,119,853
TELECOMMUNICATION SERVICES - 1.9%
Diversified Telecommunication Services - 1.8%
British Telecommunications Plc, 8.875%, 12/15/2030	A-	1,500,000	1,699,080
Singapore Telecommunications, 7.375%, 12/01/2031 144A	AA-	1,000,000	1,004,115
Star Choice Communications, 13.00%, 12/15/2005	B+	500,000	532,500
Telecom de Puerto Rico, Inc., 6.65%, 05/15/2006	BBB	2,500,000	2,523,682
5,759,377
Wireless Telecommunications Services - 0.1%
Rogers Cantel, Inc., 9.75%, 06/01/2016	BB+	500,000	452,500
Total Yankee Obligations-Corporate			12,537,770

EVERGREEN
Diversified Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Shares	Value

SHORT-TERM INVESTMENTS - 1.0%
MUTUAL FUND SHARES - 1.0%
Evergreen Institutional Money Market Fund (o)	3,104,379	$ 3,104,379
Total Investments - (cost $316,274,240) - 98.8%		320,277,999
Other Assets and Liabilities - 1.2%		3,981,969
Net Assets - 100.0%		$ 324,259,968

See Combined Notes to Schedules of Investments.

EVERGREEN
High Yield Bond Fund
Schedule of Investments
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - 82.8%
CONSUMER DISCRETIONARY - 34.9%
Auto Components - 3.5%
Advance Stores Co., Inc.:
10.25%, 04/15/2008	B-	$2,000,000	$ 2,130,000
Ser. B, 10.25%, 04/15/2008	B-	4,000,000	4,260,000
Collins & Aikman Products Co., 11.50%, 04/15/2006 (p)	B	5,000,000	5,062,500
CSK Auto, Inc., 12.00%, 06/15/2006 144A	B	4,000,000	4,300,000
Lear Corp., Ser. B, 8.11%, 05/15/2009 (p)	BB+	1,370,000	1,428,800
17,181,300
Hotels, Restaurants & Leisure - 14.9%
Ameristar Casinos, Inc., 10.75%, 02/15/2009	B-	5,000,000	5,575,000
Argosy Gaming Co., 10.75%, 06/01/2009	B+	6,375,000	7,084,219
Coast Hotels & Casinos, Inc., 9.50%, 04/01/2009 (p)	B	5,000,000	5,318,750
Hollywood Casino Corp.:
11.25%, 05/01/2007	B	5,000,000	5,575,000
13.00%, 08/01/2006	B-	3,700,000	4,051,500
Hollywood Park, Inc., 9.25%, 02/15/2007 (p)	CCC+	5,000,000	4,937,500
Horseshoe Gaming Holdings, Ser. B, 8.625%, 05/15/2009	B+	4,000,000	4,180,000
Isle of Capri Casinos, Inc., 8.75%, 04/15/2009 (p)	B	5,550,000	5,716,500
Jack In The Box, Inc., 8.375%, 04/15/2008	BB-	4,000,000	4,100,000
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007 (p)	BB-	5,000,000	5,537,500
Regal Cinemas Corp., 9.375%, 02/01/2012 144A	B-	4,500,000	4,691,250
Six Flags, Inc., 8.875%, 02/01/2010 144A	B	4,250,000	4,335,000
Tricon Global Restaurants, Inc., 8.875%, 04/15/2011	BB	4,000,000	4,320,000
Vail Resorts, Inc., 8.75%, 05/15/2009	B	2,300,000	2,363,250
Venetian Casino Resort LLC, 12.25%, 11/15/2004 (p)	B-	5,000,000	5,343,750
73,129,219
Household Durables - 3.6%
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	2,280,000	2,508,000
Meritage Corp., 9.75%, 06/01/2011	B	800,000	842,000
Sealy Mattress Co., Ser. B, 9.875%, 12/15/2007 (p)	B-	4,445,000	4,656,138
Simmons Co., Ser. B, 10.25%, 03/15/2009 (p)	B-	6,050,000	6,375,187
Windmere Durable Holdings, Inc., 10.00%, 07/31/2008 (p)	B-	3,500,000	3,613,750
17,995,075
Leisure Equipment & Products - 0.5%
Hockey Co., 11.25%, 04/15/2009 144A	B	2,650,000	2,716,250
Outboard Marine Corp., Ser. B, 10.75%, 06/01/2008 (g)+	NR	3,600,000	0
2,716,250
Media - 8.7%
AMC Entertainment, Inc., 9.875%, 02/01/2012 144A	CCC	5,000,000	5,112,500
Charter Communications Holdings LLC:
8.625%, 04/01/2009	B+	4,000,000	3,590,000
10.75%, 10/01/2009	B+	2,500,000	2,475,000
Sr. Disc. Note, Step Bond, 0.00%, 01/15/2007 144A †	B+	5,405,000	2,945,725
Echostar Broadband Corp., 10.375%, 10/01/2007	B	1,240,000	1,336,100
Echostar DBS Corp., 9.375%, 02/01/2009	B+	7,500,000	7,856,250
Emmis Communications, Sr. Disc. Note, Step Bond, 0.00%, 03/15/2006 †	B-	8,400,000	6,352,500
LIN Television Corp., 8.375%, 03/01/2008	B-	4,800,000	4,860,000
Mediacom LLC, 7.875%, 02/15/2011	B+	4,000,000	3,760,000
Sinclair Broadcast Group, Inc., 8.75%, 12/15/2007 (p)	B	4,200,000	4,378,500
42,666,575

EVERGREEN
High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
CONSUMER DISCRETIONARY- continued
Specialty Retail - 3.7%
Michaels Stores, Inc., 9.25%, 07/01/2009	BB	$ 5,590,000	$ 5,953,350
Office Depot, Inc., 10.00%, 07/15/2008	BB+	2,800,000	3,178,000
Petco Animal Supplies, Inc., 10.75%, 11/01/2011 144A	B	5,000,000	5,425,000
United Rentals, Inc., 10.75%, 04/15/2008	BB	3,380,000	3,734,900
18,291,250
CONSUMER STAPLES - 2.6%
Food & Drug Retailing - 0.9%
AFC Enterprises, Inc., 10.25%, 05/15/2007	Ba3	4,300,000	4,552,625
Food Products - 1.7%
Alltrista Corp., 9.75%, 05/01/2012 144A	B-	4,000,000	3,930,000
Michael Foods, Inc., Ser. B, 11.75%, 04/01/2011	B-	1,000,000	1,105,000
Weight Watchers International, Inc., 13.00%, 10/01/2009	B	2,550,000	2,986,687
8,021,687
ENERGY - 7.6%
Energy Equipment & Services - 2.1%
Dresser, Inc., 9.375%, 04/15/2011 144A	B	1,500,000	1,563,750
Parker Drilling Co., Ser. D, 9.75%, 11/15/2006 (p)	B+	4,390,000	4,532,675
SESI LLC, 8.875%, 05/15/2011	BB-	4,000,000	4,040,000
10,136,425
Oil & Gas - 5.5%
Chesapeake Energy Corp., 8.125%, 04/01/2011	B+	6,000,000	6,030,000
Mission Resources Corp., 10.875%, 04/01/2007	B-	4,500,000	4,230,000
Petroleum Helicopters, Inc., 9.375%, 05/01/2009 144A	BB-	1,500,000	1,552,500
Pride Petroleum Services, Inc., 9.375%, 05/01/2007 (p)	BB+	4,000,000	4,205,000
Stone Energy Corp., 8.25%, 12/15/2011	B+	4,200,000	4,315,500
Tri-Union Development Corp., 12.50%, 06/01/2006	B-	3,425,000	2,941,219
XTO Energy, Inc., Ser. B, 9.25%, 04/01/2007	BB-	3,750,000	3,956,250
27,230,469
FINANCIALS - 5.3%
Diversified Financials - 2.9%
Hydi B JP Morgan, 9.875%, 11/15/2006	NA	10,000,000	10,162,500
UCAR Finance, Inc., 10.25%, 02/15/2012 144A	B-	4,000,000	4,230,000
14,392,500
Real Estate - 2.4%
Choctaw Resort Development Enterprise, 9.25%, 04/01/2009	BB-	2,500,000	2,625,000
Crescent Real Estate Equities, LP, 9.25%, 04/15/2009 REIT 144A	B+	4,000,000	4,107,804
Meristar Hospitality Corp., 9.125%, 01/15/2011 REIT	B+	5,000,000	5,162,500
11,895,304
HEALTH CARE - 4.0%
Health Care Equipment & Supplies - 0.3%
Rotech Healthcare, Inc., 9.50%, 04/01/2012 144A	B+	1,500,000	1,575,000
Health Care Providers & Services - 3.7%
Alaris Medical Systems, Inc., Ser. B, 11.625%, 12/01/2006	B+	2,000,000	2,235,000
Columbia/HCA Healthcare Co., 7.00%, 07/01/2007	BBB-	5,000,000	5,131,090
Extendicare Health Services, Inc., 9.35%, 12/15/2007	CCC+	5,000,000	4,750,000

EVERGREEN
High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
HEALTH CARE - continued
Health Care Providers & Services - continued
Icon Health & Fitness, Inc., 11.25%, 04/01/2012 144A	B-	$5,000,000	$ 4,925,000
Triad Hospitals Holdings, Inc., Ser. B, 11.00%, 05/15/2009	B-	1,000,000	1,127,500
18,168,590
INDUSTRIALS - 7.8%
Aerospace & Defense - 0.8%
BE Aerospace, Inc., 9.50%, 11/01/2008	B	1,405,000	1,383,925
Sequa Corp., 8.875%, 04/01/2008	BB	2,500,000	2,581,250
3,965,175
Commercial Services & Supplies - 1.4%
Allied Waste North America, Inc., 7.875%, 01/01/2009	BB-	7,000,000	6,938,750
Construction & Engineering - 2.6%
KB Home, 8.625%, 12/15/2008	BB-	3,700,000	3,801,750
Schuler Homes, Inc., 10.50%, 07/15/2011 (p)	B+	3,615,000	3,904,200
Transdigm, Inc., 10.375%, 12/01/2008	B-	5,000,000	5,050,000
12,755,950
Electrical Equipment - 0.2%
Stoneridge, Inc., 11.50%, 05/01/2012 144A	B	1,000,000	1,041,250
Machinery - 2.8%
AGCO Corp., 8.50%, 03/15/2006	BB-	5,000,000	5,075,000
Terex Corp., 10.375%, 04/01/2011	B	3,500,000	3,850,000
Wolverine Tube, Inc.:
7.375%, 08/01/2008 144A	BB-	3,000,000	2,602,500
10.50%, 04/01/2009 144A	BB-	2,000,000	2,020,000
13,547,500
INFORMATION TECHNOLOGY - 1.0%
Semiconductor Equipment & Products - 1.0%
Amkor Technology, Inc.:
9.25%, 05/01/2006	B+	2,000,000	2,025,000
9.25%, 02/15/2008 (p)	B+	2,740,000	2,774,250
4,799,250
MATERIALS - 11.6%
Chemicals - 3.5%
Acetex Corp., 10.875%, 08/01/2009	B+	5,000,000	5,225,000
Lyondell Chemical Co.:
9.50%, 12/15/2008 144A	BB	975,000	960,375
10.875%, 05/01/2009 (p)	B+	3,000,000	2,842,500
Ser. A, 9.625%, 05/01/2007	BB	1,000,000	992,500
Millennium America, Inc., 9.25%, 06/15/2008	BBB-	2,000,000	2,040,000
OM Group, Inc., 9.25%, 12/15/2011 144A	B+	5,000,000	5,200,000
17,260,375
Containers & Packaging - 5.3%
Four M Corp., Ser. B, 12.00%, 06/01/2006	B	5,000,000	5,150,000
Owens-Illinois, Inc., 8.875%, 02/15/2009 144A	BB	6,700,000	6,951,250
Riverwood International Corp.:
10.25%, 04/01/2006	CCC+	4,205,000	4,359,197
10.875%, 04/01/2008 (p)	CCC+	4,105,000	4,299,988

EVERGREEN
High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
MATERIALS - continued
Containers & Packaging - continued
Stone Container Corp., 9.75%, 02/01/2011	B	$5,000,000	$ 5,400,000
26,160,435
Metals & Mining - 2.1%
Century Aluminum Co., 11.75%, 04/15/2008	BB-	4,000,000	4,320,000
Metallurg, Inc., Ser. B, 11.00%, 12/01/2007	B-	4,500,000	4,297,500
Newmont Mining Corp., 8.625%, 05/15/2011	BBB	1,350,000	1,470,331
10,087,831
Paper & Forest Products - 0.7%
Buckeye Cellulose Corp., 8.50%, 12/15/2005 (p)	B+	3,770,000	3,449,550
TELECOMMUNICATION SERVICES - 7.4%
Diversified Telecommunication Services - 3.2%
Insight Communications, Inc., Sr. Disc. Note, Step Bond, 0.00%, 02/15/2006 †	B-	5,000,000	3,212,500
Navistar International Corp., Ser. B, 9.375%, 06/01/2006	BB+	4,000,000	4,220,000
Panamsat Corp., 8.50%, 02/01/2012 144A	B	2,680,000	2,693,400
Paxson Communications Corp.:
10.75%, 07/15/2008 (p)	B-	2,500,000	2,756,250
Sr. Disc. Note, Step Bond, 0.00%, 01/15/2006 144A †	B-	4,180,000	3,124,550
16,006,700
Wireless Telecommunications Services - 4.2%
Alamosa Delaware, Inc., 12.50%, 02/01/2011	CCC	5,000,000	4,287,500
Crown Castle International Corp., 10.75%, 08/01/2011	B	5,000,000	4,625,000
Nextel Communications, Inc., 9.375%, 11/15/2009 (p)	B	2,400,000	1,686,000
Nextel Partners, Inc., 12.50%, 11/15/2009 144A	CCC+	3,000,000	2,055,000
Triton PCS, Inc., 8.75%, 11/15/2011	B-	4,100,000	3,854,000
US Unwired, Inc., Sr. Disc. Note, Step Bond, 0.00%, 11/01/2004 † (p)	CCC+	2,400,000	1,608,000
Voicestream Wireless Corp., 11.50%, 09/15/2009	BBB+	2,000,000	2,353,000
20,468,500
UTILITIES - 0.6%
Gas Utilities - 0.6%
El Paso Energy Partners, LP, 8.50%, 06/01/2011	BB-	1,500,000	1,552,500
Western Gas Resources, Inc., 10.00%, 06/15/2009	BB-	1,500,000	1,620,000
3,172,500
Total Corporate Bonds			407,606,035
MORTGAGE-BACKED SECURITIES - 0.2%
FNMA, 8.00%, 06/01/2030	AAA	980,302	1,035,303
YANKEE OBLIGATIONS-CORPORATE - 8.1%
CONSUMER DISCRETIONARY - 2.1%
Hotels, Restaurants & Leisure - 2.1%
Intrawest Corp.:
9.75%, 08/15/2008	B+	2,000,000	2,080,000
10.50%, 02/01/2010	B+	3,000,000	3,195,000
Royal Caribbean Cruises, Ltd:
8.25%, 04/01/2005 (p)	BB+	2,000,000	1,981,508
8.75%, 02/02/2011 (p)	BB+	3,250,000	3,158,158
10,414,666

EVERGREEN
High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

YANKEE OBLIGATIONS-CORPORATE - continued
FINANCIALS - 0.7%
Diversified Financials - 0.7%
Ono Finance Plc, 14.00%, 02/15/2011	CCC+	$8,000,000	$ 3,480,000
INFORMATION TECHNOLOGY - 1.4%
Electronic Equipment & Instruments - 0.3%
Rogers Cablesystems, Ltd., Ser. B, 10.00%, 03/15/2005	BBB-	1,124,000	1,208,300
Semiconductor Equipment & Products - 1.1%
Flextronics International, Ltd., 9.875%, 07/01/2010 (p)	BB-	5,000,000	5,425,000
MATERIALS - 3.4%
Metals & Mining - 0.5%
Bulong Operation Property, Ltd., 12.50%, 12/15/2008 (g)+	NR	4,500,000	112,500
Normandy Yandal Operations, Ltd., 8.875%, 04/01/2008	BBB-	2,000,000	2,052,500
2,165,000
Paper & Forest Products - 2.9%
Norampac, Inc., 9.50%, 02/01/2008	BB+	3,600,000	3,852,000
Repap New Brunswick, Inc., 11.50%, 06/01/2004	BBB+	3,000,000	3,431,250
Tembec Industries, Inc.:
7.75%, 03/15/2012 144A	BB+	5,000,000	5,012,500
8.50%, 02/01/2011	BB+	2,000,000	2,090,000
14,385,750
TELECOMMUNICATION SERVICES - 0.5%
Diversified Telecommunication Services - 0.5%
Star Choice Communications, 13.00%, 12/15/2005	B+	2,500,000	2,662,500
Total Yankee Obligations-Corporate			39,741,216

		Shares	Value

COMMON STOCKS - 0.1%
CONSUMER DISCRETIONARY - 0.0%
Hotels, Restaurants & Leisure - 0.0%
Gold River Hotel & Casino Corp., Class B *(h)		10,775,000	0
Premier Cruise Line, Ltd. *+(h)		370,294	0
0
ENERGY - 0.0%
Oil & Gas - 0.0%
Tribo Petroleum Corp. *		3,425	102,750
INFORMATION TECHNOLOGY - 0.1%
Computers & Peripherals - 0.1%
Ampex Corp., Class A *		2,084,418	270,974
IT Consulting & Services - 0.0%
DecisionOne Corp. *		331,000	0
Total Common Stocks			373,724
CONVERTIBLE PREFERRED STOCKS - 1.2%
CONSUMER DISCRETIONARY - 0.9%
Media - 0.9%
CSC Holdings, Inc., Ser. H, 11.75%, 10/01/2007		46,000	4,358,500

EVERGREEN
High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Shares	Value

COMMON STOCKS - continued
MATERIALS - 0.3%
Containers & Packaging - 0.3%
Owens-Illinois, Inc., 4.75%, 12/31/2049	67,300	$ 1,598,375
Total Convertible Preferred Stocks		5,956,875
PREFERRED STOCKS - 0.9%
CONSUMER DISCRETIONARY - 0.5%
Media - 0.5%
Primedia, Inc., Ser. F	20,000	945,000
Sinclair Capital	12,800	1,340,800
2,285,800
INFORMATION TECHNOLOGY - 0.4%
Computers & Peripherals - 0.4%
Ampex Corp. (h)	5,151	2,060,400
Total Preferred Stocks		4,346,200

	Principal Amount	Value

CONVERTIBLE DEBENTURES - 0.3%
TELECOMMUNICATION SERVICES - 0.3%
Wireless Telecommunications Services - 0.3%
Nextel Communications, Inc., 5.25%, 01/15/2010	$2,600,000	1,407,250

	Shares	Value

WARRANTS - 0.0%
CONSUMER DISCRETIONARY - 0.0%
Media - 0.0%
Metricom, Inc., Expiring 2/15/2010 *+	1,500	15
FINANCIALS - 0.0%
Diversified Financials - 0.0%
Asat Finance LLC, Expiring 11/01/2006 *	4,000	11,000
Ono Finance Plc, Expiring 3/16/2011 144A*	4,500	1,688
Ono Finance Plc, Expiring 5/31/2009 144A*	4,500	4,500
17,188
Total Warrants		17,203
SHORT-TERM INVESTMENTS - 15.1%
MUTUAL FUND SHARES - 15.1%
Evergreen Institutional Money Market Fund (o)	15,459,696	15,459,696
Navigator Prime Portfolio (pp)	59,104,690	59,104,690
Total Short-Term Investments		74,564,386
Total Investments - (cost $540,444,777) - 108.7%		535,048,192
Other Assets and Liabilities - (8.7%)		(42,916,413)
Net Assets - 100.0%		$ 492,131,779

See Combined Notes to Schedules of Investments.

EVERGREEN
Quality Income Fund
Schedule of Investments
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

COLLATERALIZED MORTGAGE OBLIGATIONS - 3.5%
FNMA, Ser. 1993-181, Class O, 6.50%, 09/25/2008	AAA	$2,030,006	$ 2,108,762
Morgan Stanley Capital I, Inc., Ser. 1997-ALIC, Class B, 6.71%, 01/15/2006	AAA	1,000,000	1,058,882
Total Collateralized Mortgage Obligations			3,167,644
CORPORATE BONDS - 35.4%
CONSUMER DISCRETIONARY - 3.3%
Auto Components - 0.1%
Collins & Aikman Products Co., 11.50%, 04/15/2006	B	100,000	101,250
Hotels, Restaurants & Leisure - 1.0%
Horseshoe Gaming Holdings, Ser. B, 8.625%, 05/15/2009	B+	100,000	104,500
Isle of Capri Casinos, Inc., 8.75%, 04/15/2009	B	100,000	103,000
Lowe’s Companies, Inc., 8.25%, 06/01/2010	A	500,000	569,827
Meristar Hospitality Corp., 9.00%, 01/15/2008	B+	100,000	102,500
879,827
Household Durables - 0.1%
Sealy Mattress Co., Ser. B, 9.875%, 12/15/2007	B-	100,000	104,750
Media - 0.8%
AOL Time Warner, Inc., 7.625%, 04/15/2031	BBB+	500,000	468,002
Charter Communications Holdings LLC, 8.625%, 04/01/2009	B+	100,000	89,750
Echostar DBS Corp., 9.375%, 02/01/2009	B+	100,000	104,750
Emmis Communications Corp., Ser. B, 8.125%, 03/15/2009	B-	100,000	102,875
765,377
Multi-line Retail - 1.2%
Target Corp., 7.00%, 07/15/2031	A+	500,000	514,290
Wal-Mart Stores, Inc., 7.55%, 02/15/2030	AA	500,000	569,456
1,083,746
Specialty Retail - 0.1%
Petco Animal Supplies, Inc., 10.75%, 11/01/2011 144A	B	100,000	108,500
CONSUMER STAPLES - 2.5%
Beverages - 1.9%
Anheuser Busch Co., Inc., 6.80%, 01/15/2031	A+	500,000	521,248
Coca Cola Enterprises, Inc., 8.50%, 02/01/2012	A	500,000	584,751
Constellation Brands, Inc., 8.625%, 08/01/2006	BB	100,000	106,000
Pepsi Bottling Group, Inc., 7.00%, 03/01/2029	A-	500,000	526,292
1,738,291
Food & Drug Retailing - 0.1%
Marsh Supermarket, Inc., Ser. B, 8.875%, 08/01/2007	B+	100,000	101,000
Food Products - 0.5%
Archer Daniels Midland Co., 6.625%, 05/01/2029	A+	500,000	490,234
ENERGY - 1.5%
Energy Equipment & Services - 0.7%
First Energy Corp., 7.375%, 11/15/2031	BBB-	500,000	473,547
Parker Drilling Co., Ser. D, 9.75%, 11/15/2006	B+	100,000	103,250
576,797

EVERGREEN
Quality Income Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
ENERGY - continued
Oil & Gas - 0.8%
Chesapeake Energy Corp., 8.125%, 04/01/2011	B+	$ 100,000	$ 100,500
Stone Energy Corp., 8.25%, 12/15/2011	B+	35,000	35,962
Tesoro Petrolium Corp., 9.625%, 04/01/2012 144A	B+	100,000	102,750
Transocean Sedco Forex, Inc., 6.50%, 04/15/2003	A-	500,000	512,191
751,403
FINANCIALS - 19.0%
Banks - 4.5%
Bankamerica Corp., 6.625%, 06/15/2004	A+	500,000	527,720
Chase Manhattan Corp., 7.125%, 03/01/2005	A+	200,000	214,910
Citigroup, Inc., 7.00%, 12/01/2025	AA-	500,000	503,134
First Chicago NBD Corp., FRN, 2.00%, 06/11/2004	AA-	500,000	498,650
International Bank for Reconstruction & Development, 5.00%, 03/28/2006	AAA	1,000,000	1,011,485
Mellon Financial Co., 5.75%, 11/15/2003	A+	610,000	633,743
Union Planters Corp., 7.75%, 03/01/2011	BBB-	250,000	270,299
Washington Mutual Bank, FRN, 2.22%, 05/14/2004	A-	500,000	499,464
4,159,405
Diversified Financials - 13.2%
American Express Credit Corp., 4.25%, 02/07/2005	A+	500,000	499,223
Bear Stearns, Inc., MTN, 2.40%, 09/21/2004	A	500,000	497,405
Countrywide Funding Corp., 6.94%, 07/16/2007	A	1,500,000	1,590,516
DLJ, Inc., FRN, 2.41%, 02/01/2005	AA-	500,000	501,948
Ford Motor Credit Co., 7.50%, 06/15/2003	BBB+	750,000	775,672
General Motors Acceptance Corp., 5.75%, 11/10/2003	BBB+	500,000	510,497
Goldman Sachs Group LP, 6.25%, 02/01/2003 144A	A+	500,000	510,888
Household Finance Corp., 7.65%, 05/15/2007	A	500,000	531,731
International Lease Finance Corp., 6.75%, 11/03/2003	AA-	500,000	521,508
J.P. Morgan & Co., Inc., 7.625%, 09/15/2004	A+	500,000	536,194
Lehman Brothers Holdings, Inc., 7.875%, 08/15/2010	A	500,000	539,195
Merrill Lynch & Co., Inc., FRN, 2.21%, 01/29/2004	AA-	500,000	500,650
National Rural Utilities Cooperative Finance, 5.25%, 07/15/2004	A+	500,000	504,818
NationsBank Corp., 7.80%, 09/15/2016	A	500,000	558,501
Nisource Finance Corp., 7.50%, 11/15/2003	BBB	1,000,000	991,655
U.S. West Capital Funding, Inc., 6.125%, 07/15/2002	BBB-	1,000,000	981,900
USA Education, Inc., FRN, 2.27%, 02/18/2003	A	500,000	500,862
Verizon Global Funding Corp., 7.25%, 12/01/2010	A+	500,000	502,710
Wells Fargo Financial, Inc., 5.45%, 05/03/2004	A+	500,000	515,335
12,071,208
Insurance - 0.6%
Hartford Life, Inc., 6.90%, 06/15/2004	A	500,000	526,499
Real Estate - 0.7%
Crescent Real Estate Equities, LP, 9.25%, 04/15/2009 REIT 144A	B+	100,000	102,695
EOP Operating, LP, 6.50%, 01/15/2004	BBB+	500,000	515,187
617,882
INDUSTRIALS - 3.4%
Aerospace & Defense - 1.9%
BE Aerospace, Inc., 9.50%, 11/01/2008	B	100,000	98,500
Lockheed Corp., 6.75%, 03/15/2003	BBB	500,000	513,312

EVERGREEN
Quality Income Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
INDUSTRIALS - continued
Aerospace & Defense - continued
Northrop Grumman Corp., 7.00%, 03/01/2006	BBB-	$ 500,000	$ 519,993
Sequa Corp., 8.875%, 04/01/2008	BB	100,000	103,250
United Technologies Corp., 4.875%, 11/01/2006	A+	500,000	495,623
1,730,678
Commercial Services & Supplies - 0.8%
Allied Waste North America, Inc., Ser. B, 10.00%, 08/01/2009	B+	100,000	103,250
USA Waste Services, Inc., 6.50%, 12/15/2002	BBB	641,000	650,251
753,501
Construction & Engineering - 0.7%
Centex Corp., Ser. E, FRN, 3.90%, 11/22/2004	BBB	500,000	499,058
KB Home, 8.625%, 12/15/2008	BB-	100,000	102,750
601,808
INFORMATION TECHNOLOGY - 1.6%
Computers & Peripherals - 0.5%
International Business Machines Corp., 6.50%, 01/15/2028	A+	500,000	484,565
IT Consulting & Services - 0.5%
First Data Corp., 5.625%, 11/01/2011	A+	500,000	489,516
Semiconductor Equipment & Products - 0.6%
Texas Instruments, Inc., 7.00%, 08/15/2004	A	500,000	529,016
MATERIALS - 1.2%
Chemicals - 0.2%
Lyondell Chemical Co., 9.50%, 12/15/2008 144A	BB	100,000	98,500
Millennium America, Inc., 9.25%, 06/15/2008	BBB-	100,000	102,000
200,500
Containers & Packaging - 0.3%
Four M Corp., Ser. B, 12.00%, 06/01/2006	B	100,000	103,000
Owens-Illinois, Inc.:
7.15%, 05/15/2005	B+	100,000	95,500
8.875%, 02/15/2009 144A	BB	100,000	103,750
302,250
Metals & Mining - 0.1%
Alaska Steel Corp., 7.875%, 02/15/2009	BB	100,000	101,375
Paper & Forest Products - 0.6%
International Paper Co., 8.00%, 07/08/2003	BBB	500,000	524,465
TELECOMMUNICATION SERVICES - 1.7%
Diversified Telecommunication Services - 1.7%
AT&T Corp., 8.00%, 11/15/2031 144A	BBB+	500,000	440,830
Bellsouth Corp., 6.00%, 10/15/2011	A+	500,000	483,796
Pacific Bell, 7.125%, 03/15/2026	AA-	500,000	525,423
Panamsat Corp., 8.50%, 02/01/2012 144A	B	100,000	100,500
1,550,549
UTILITIES - 1.1%
Electric Utilities - 1.1%
Dominion Resources, Inc., 6.00%, 01/31/2003	BBB+	1,000,000	1,017,218
Total Corporate Bonds			32,361,610

EVERGREEN
Quality Income Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

MORTGAGE-BACKED SECURITIES - 34.6%
FHLMC:
6.00%, 01/01/2032	AAA	$2,974,801	$ 2,943,697
6.50%, 12/01/2031	AAA	3,948,546	4,004,439
6.75%, 03/15/2031	AAA	750,000	798,506
7.50%, 09/01/2013-12/01/2031	AAA	7,438,810	7,806,984
FNMA:
3.875%, 03/15/2005	AAA	2,500,000	2,491,080
5.50%, 08/01/2008-03/15/2011	AAA	1,971,511	1,969,580
6.50%, 06/25/2027-11/01/2031	AAA	4,429,014	4,495,828
7.00%, 01/01/2032	AAA	3,938,017	4,067,137
GNMA:
6.50%, 01/15/2031-03/15/2032	AAA	2,991,750	3,036,030
Total Mortgage-Backed Securities			31,613,281
MUNICIPAL OBLIGATIONS - 1.1%
TOBACCO REVENUE - 1.1%
Tobacco Settlement Fin. Corp. LA RB, Taxable Asset Backed, Ser. 2001-A, 6.36%, 05/15/2025	A	1,000,000	971,720
U.S. GOVERNMENT & AGENCY OBLIGATIONS - 3.1%
Federal Farm Credit Banks:
3.875%, 02/01/2005	AAA	500,000	498,765
5.125%, 03/06/2006	AAA	700,000	715,775
FHLMC:
6.75%, 09/15/2029	AAA	500,000	530,225
6.875%, 09/15/2010	AAA	1,000,000	1,084,696
Total U.S. Government & Agency Obligations			2,829,461
U.S. TREASURY OBLIGATIONS - 14.0%
U.S. Treasury Bonds:
5.375%, 02/15/2031	AAA	500,000	484,297
7.875%, 02/15/2021	AAA	650,000	810,037
8.00%, 11/15/2021	AAA	1,500,000	1,899,669
U.S. Treasury Notes:
4.625%, 05/15/2006	AAA	1,000,000	1,013,633
4.875%, 02/15/2012	AAA	1,500,000	1,475,391
5.00%, 08/15/2011	AAA	3,400,000	3,375,299
5.625%, 02/15/2006	AAA	1,250,000	1,314,161
5.75%, 08/15/2010	AAA	1,250,000	1,309,523
6.75%, 05/15/2005	AAA	1,000,000	1,082,579
Total U.S. Treasury Obligations			12,764,589
YANKEE OBLIGATIONS-CORPORATE - 1.8%
CONSUMER DISCRETIONARY - 0.1%
Hotels, Restaurants & Leisure - 0.1%
Royal Caribbean Cruises, Ltd, 8.75%, 02/02/2011	BB+	100,000	97,174
Beverages - 0.6%
Diageo Capital Plc, 6.625%, 06/24/2004	A+	500,000	527,868
FINANCIALS - 0.3%
Banks - 0.3%
BBV International Finance, Ltd, 6.875%, 07/01/2005	A+	290,000	307,491
INDUSTRIALS - 0.5%
Industrial Conglomerates - 0.5%
Tyco International Group SA, 6.25%, 06/15/2003	BBB	500,000	451,388

EVERGREEN
Quality Income Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

YANKEE OBLIGATIONS-CORPORATE - continued
TELECOMMUNICATION SERVICES - 0.3%
Diversified Telecommunication Services - 0.3%
Telus Corp., 8.00%, 06/01/2011	BBB+	$250,000	$ 253,784
Total Yankee Obligations-Corporate			1,637,705
YANKEE OBLIGATIONS-GOVERNMENT - 1.9%
Canada:
7.50%, 09/15/2029	A+	500,000	560,239
8.00%, 02/01/2013	A+	500,000	580,746
9.40%, 02/01/2021	A+	500,000	651,359
Total Yankee Obligations-Government			1,792,344

		Shares	Value

PREFERRED STOCKS - 2.7%
FINANCIALS - 2.5%
Diversified Financials - 2.0%
Bank One Capital		20,000	494,400
Fleet Capital Trust		20,000	490,200
USB Capital Corp.		19,700	482,650
Washington Mutual, Inc.		13,100	329,465
1,796,715
Insurance - 0.4%
Travelers PC Corp.		13,700	344,144
Real Estate - 0.1%
Equity Office Properties Trust		6,000	151,560
UTILITIES - 0.2%
Electric Utilities - 0.2%
Georgia Power Capital Trust		5,400	135,810
Total Preferred Stocks			2,428,229

		Principal Amount	Value

CONVERTIBLE DEBENTURES - 0.5%
FINANCIALS - 0.5%
Insurance - 0.5%
MBIA, Inc., 6.625%, 10/01/2028		$500,000	471,622

		Shares	Value

SHORT-TERM INVESTMENTS - 0.4%
MUTUAL FUND SHARES - 0.4%
Evergreen Institutional Money Market Fund (o)		334,081	334,081
Total Investments - (cost $90,152,810) - 98.9%			90,372,286
Other Assets and Liabilities - 1.1%			983,909
Net Assets - 100.0%			$ 91,356,195

See Combined Notes to Schedules of Investments.

EVERGREEN
Strategic Income Fund
Schedule of Investments
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - 28.0%
CONSUMER DISCRETIONARY - 13.8%
Auto Components - 1.4%
Advance Stores Co., Inc., Ser. B, 10.25%, 04/15/2008	B-	$2,000,000	$ 2,130,000
Collins & Aikman Products Co., 11.50%, 04/15/2006 (p)	B	1,100,000	1,113,750
3,243,750
Hotels, Restaurants & Leisure - 5.7%
Argosy Gaming Co., 10.75%, 06/01/2009	B+	1,100,000	1,222,375
Coast Hotels & Casinos, Inc., 9.50%, 04/01/2009	B	1,100,000	1,170,125
Hollywood Casino Corp., 13.00%, 08/01/2006	B-	1,500,000	1,642,500
Hollywood Park, Inc., 9.25%, 02/15/2007	CCC+	1,000,000	987,500
Isle of Capri Casinos, Inc., 8.75%, 04/15/2009	B	1,100,000	1,133,000
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007 (p)	BB-	1,000,000	1,107,500
Prime Hospitality Corp., Ser. B, 9.75%, 04/01/2007 (p)	B+	1,000,000	1,051,250
Six Flags, Inc., 8.875%, 02/01/2010 144A	B	640,000	652,800
Station Casinos, Inc., 9.875%, 07/01/2010 (p)	B+	1,000,000	1,091,250
Tricon Global Restaurants, Inc., 8.875%, 04/15/2011	BB	1,000,000	1,080,000
Vail Resorts, Inc., 8.75%, 05/15/2009	B	1,000,000	1,027,500
Venetian Casino Resort LLC, 12.25%, 11/15/2004	B-	1,000,000	1,068,750
13,234,550
Household Durables - 1.9%
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	955,000	1,050,500
MDC Holdings, Inc., 8.375%, 02/01/2008	BB+	210,000	214,725
Meritage Corp., 9.75%, 06/01/2011	B	500,000	526,250
Sealy Mattress Co., Ser. B, 9.875%, 12/15/2007 (p)	B-	1,050,000	1,099,875
Simmons Co., Ser. B, 10.25%, 03/15/2009 (p)	B-	1,600,000	1,686,000
4,577,350
Leisure Equipment & Products - 0.3%
Hockey Co., 11.25%, 04/15/2009 144A	B	675,000	691,875
Outboard Marine Corp., Ser. B, 10.75%, 06/01/2008 (g)+	NR	1,425,000	0
691,875
Media - 3.6%
AMC Entertainment, Inc., 9.875%, 02/01/2012 144A	CCC	1,100,000	1,124,750
Charter Communications Holdings LLC:
8.625%, 04/01/2009	B+	1,000,000	897,500
10.75%, 10/01/2009	B+	1,250,000	1,237,500
Sr. Disc. Note, Step Bond, 0.00%, 01/15/2007 144A †	B+	755,000	411,475
Echostar Broadband Corp., 10.375%, 10/01/2007	B	375,000	404,062
Echostar DBS Corp., 9.375%, 02/01/2009	B+	1,500,000	1,571,250
Emmis Communications, Sr. Disc. Note, Step Bond, 0.00%, 03/15/2006 †	B-	1,000,000	756,250
LIN Television Corp., 8.375%, 03/01/2008	B-	1,000,000	1,012,500
Mediacom LLC, 7.875%, 02/15/2011	B+	1,000,000	940,000
8,355,287
Specialty Retail - 0.9%
Petco Animal Supplies, Inc., 10.75%, 11/01/2011 144A	B	1,100,000	1,193,500
United Rentals, Inc., 10.75%, 04/15/2008	BB	750,000	828,750
2,022,250

EVERGREEN
Strategic Income Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
ENERGY - 3.1%
Energy Equipment & Services - 1.3%
Parker Drilling Co., Ser. D, 9.75%, 11/15/2006	B+	$2,000,000	$ 2,065,000
SESI LLC, 8.875%, 05/15/2011	BB-	1,000,000	1,010,000
3,075,000
Oil & Gas - 1.8%
Chesapeake Energy Corp., 8.125%, 04/01/2011	B+	1,100,000	1,105,500
Mission Resources Corp., 10.875%, 04/01/2007	B-	1,000,000	940,000
Pioneer Natural Resources Co., 9.625%, 04/01/2010	BB+	1,000,000	1,110,186
Tri-Union Development Corp., 12.50%, 06/01/2006	B-	1,000,000	858,750
4,014,436
FINANCIALS - 0.7%
Diversified Financials - 0.3%
UCAR Finance, Inc., 10.25%, 02/15/2012 144A	B-	650,000	687,375
Real Estate - 0.4%
Meristar Hospitality Corp., 9.125%, 01/15/2011 REIT	B+	1,000,000	1,032,500
HEALTH CARE - 0.5%
Health Care Providers & Services - 0.5%
Icon Health & Fitness, Inc., 11.25%, 04/01/2012 144A	B-	1,100,000	1,083,500
INDUSTRIALS - 1.7%
Aerospace & Defense - 0.2%
BE Aerospace, Inc., 9.50%, 11/01/2008	B	410,000	403,850
Commercial Services & Supplies - 0.7%
Allied Waste North America, Inc., 7.875%, 01/01/2009	BB-	1,250,000	1,239,063
Coinmach Corp., 9.00%, 02/01/2010 144A	B	500,000	515,000
1,754,063
Construction & Engineering - 0.3%
Schuler Homes, Inc., 10.50%, 07/15/2011	B+	725,000	783,000
Machinery - 0.5%
AGCO Corp., 8.50%, 03/15/2006	BB-	1,100,000	1,116,500
INFORMATION TECHNOLOGY - 0.3%
Semiconductor Equipment & Products - 0.3%
Amkor Technology, Inc., 9.25%, 02/15/2008 (p)	B+	705,000	713,813
MATERIALS - 5.1%
Chemicals - 1.4%
Acetex Corp., 10.875%, 08/01/2009	B+	1,000,000	1,045,000
Lyondell Chemical Co.:
9.50%, 12/15/2008 144A	BB	50,000	49,250
Ser. A, 9.625%, 05/01/2007	BB	1,050,000	1,042,125
Noveon, Inc., Ser. B, 11.00%, 02/28/2011 (p)	B	940,000	1,015,200
3,151,575
Containers & Packaging - 2.7%
Four M Corp., Ser. B, 12.00%, 06/01/2006	B	1,000,000	1,030,000
Graphic Packaging Corp., 8.625%, 02/15/2012 144A	B+	950,000	999,875
Owens-Illinois, Inc., 8.875%, 02/15/2009 144A	BB	1,100,000	1,141,250

EVERGREEN
Strategic Income Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
MATERIALS- continued
Containers & Packaging - continued
Riverwood International Corp.:
10.25%, 04/01/2006	CCC+	$ 95,000	$ 98,484
10.875%, 04/01/2008 (p)	CCC+	905,000	947,987
Stone Container Finance Co., 11.50%, 08/15/2006 144A	B	2,000,000	2,172,500
6,390,096
Metals & Mining - 0.7%
Metallurg, Inc., Ser. B, 11.00%, 12/01/2007	B-	1,675,000	1,599,625
Paper & Forest Products - 0.3%
Buckeye Cellulose Corp., 8.50%, 12/15/2005	B+	830,000	759,450
TELECOMMUNICATION SERVICES - 1.8%
Diversified Telecommunication Services - 1.0%
Insight Communications, Inc., Sr. Disc. Note, Step Bond, 0.00%, 02/15/2006 †	B-	1,000,000	642,500
Panamsat Corp., 8.50%, 02/01/2012 144A	B	580,000	582,900
Paxson Communications Corp.:
10.75%, 07/15/2008	B-	500,000	551,250
Sr. Disc. Note, Step Bond, 0.00%, 01/15/2006 144A †	B-	825,000	616,687
2,393,337
Wireless Telecommunications Services - 0.8%
Alamosa Delaware, Inc., 12.50%, 02/01/2011	CCC	1,000,000	857,500
Triton PCS, Inc., 8.75%, 11/15/2011	B-	900,000	846,000
1,703,500
UTILITIES - 1.0%
Electric Utilities - 1.0%
Tucson Electric Power Co., Ser. B, 7.50%, 08/01/2008	BBB-	2,218,808	2,374,125
Total Corporate Bonds			65,160,807
FOREIGN BONDS-CORPORATE (PRINCIPAL AMOUNT
DENOMINATED IN CURRENCY INDICATED) - 3.5%
FINANCIALS - 1.8%
Banks - 1.8%
Realkredit Danmark, 6.00%, 10/01/2032, DKK	AAA	36,050,000	4,184,297
TELECOMMUNICATION SERVICES - 1.7%
Diversified Telecommunication Services - 1.7%
AB Spintab, 7.50%, 06/15/2004, SEK	NA	40,000,000	4,050,651
Total Foreign Bonds-Corporate			8,234,948
FOREIGN BONDS-GOVERNMENT (PRINCIPAL AMOUNT
DENOMINATED IN CURRENCY INDICATED) - 31.3%
Australia, 7.50%, 07/15/2005, AUD	AAA	12,200,000	6,927,695
Canada, 6.00%, 06/01/2011, CAD	AAA	10,500,000	6,880,350
Germany:
5.00%, 01/04/2012, EUR	Aaa	10,500,000	9,372,468
6.00%, 01/04/2007, EUR	AAA	9,600,000	9,103,764
Hungary, 9.50%, 06/12/2003, HUF	NA	1,886,800,000	7,083,493
New Zealand, 8.00%, 11/15/2006, NZD	AAA	13,750,000	6,490,103

EVERGREEN
Strategic Income Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

FOREIGN BONDS-GOVERNMENT (PRINCIPAL AMOUNT
DENOMINATED IN CURRENCY INDICATED) - continued
Norway:
5.75%, 11/30/2004, NOK	AAA	$20,000,000	$ 2,327,900
6.00%, 05/16/2011, NOK	AAA	35,000,000	3,972,635
United Kingdom:
5.00%, 06/07/2004, GBP	AAA	1,300,000	1,899,261
6.50%, 12/07/2003, GBP	AAA	2,295,000	3,431,485
7.50%, 12/07/2006, GBP	AAA	2,500,000	3,982,710
8.50%, 12/07/2005, GBP	AAA	4,050,000	6,542,249
9.00%, 10/13/2008, GBP	AAA	2,675,000	4,693,222
Total Foreign Bonds-Government			72,707,335
U.S. TREASURY OBLIGATIONS - 19.7%
U.S. Treasury Bonds, 5.375%, 02/15/2031	AAA	4,175,000	4,043,880
U.S. Treasury Notes:
3.50%, 11/15/2006	AAA	10,791,000	10,394,776
5.00%, 08/15/2011	AAA	6,799,000	6,749,605
5.75%, 11/15/2005	AAA	19,031,000	20,079,209
6.50%, 02/15/2010	AAA	4,097,000	4,492,139
Total U.S. Treasury Obligations			45,759,609
YANKEE OBLIGATIONS-CORPORATE - 3.1%
CONSUMER DISCRETIONARY - 0.7%
Hotels, Restaurants & Leisure - 0.7%
Intrawest Corp., 10.50%, 02/01/2010	B+	1,500,000	1,597,500
FINANCIALS - 1.4%
Diversified Financials - 1.4%
Ono Finance Plc 14.00%, 02/15/2011	CCC+	3,080,000	1,339,800
PTC International Finance, 11.25%, 12/01/2009	B+	2,140,000	2,043,062
3,382,862
INFORMATION TECHNOLOGY - 0.5%
Semiconductor Equipment & Products - 0.5%
Flextronics International, Ltd., 9.875%, 07/01/2010 (p)	BB-	1,000,000	1,085,000
MATERIALS - 0.5%
Metals & Mining - 0.0%
Bulong Operation Property, Ltd., 12.50%, 12/15/2008(g)+	NR	2,000,000	50,000
Paper & Forest Products - 0.5%
Tembec Industries, Inc., 7.75%, 03/15/2012 144A	BB+	1,100,000	1,102,750
Total Yankee Obligations-Corporate			7,218,112
YANKEE OBLIGATIONS-GOVERNMENT - 10.1%
El Salvador, 8.25%, 04/10/2032 144A	BB+	1,720,000	1,741,500
Philippines:
8.375%, 03/12/2009	BB+	855,000	867,825
9.375%, 01/18/2017	BB+	3,414,000	3,567,630
Russia, Sr. Disc. Note, Step Bond, 5.00%, 01/31/2007 †	B+	20,510,000	14,278,036
United Mexican States, MTN, 8.30%, 08/15/2031	BBB+	3,045,000	3,116,558
Total Yankee Obligations-Government			23,571,549

EVERGREEN
Strategic Income Fund
Schedule of Investments (continued)
April 30, 2002

	Shares	Value

COMMON STOCKS - 0.0%
CONSUMER DISCRETIONARY - 0.0%
Hotels, Restaurants & Leisure - 0.0%
Premier Cruise Line, Ltd. *+ (h)	74,059	$ 0
ENERGY - 0.0%
Oil & Gas - 0.0%
Tribo Petroleum Corp.	1,000	30,000
FINANCIALS - 0.0%
Diversified Financials - 0.0%
Ono Finance Plc 144A	2,000	750
INFORMATION TECHNOLOGY - 0.0%
Computers & Peripherals - 0.0%
Ampex Corp., Class A *	117,052	15,217
Total Common Stocks		45,967
PREFERRED STOCKS - 0.1%
INFORMATION TECHNOLOGY - 0.1%
Computers & Peripherals - 0.1%
Ampex Corp. (h)	452	180,800
WARRANTS - 0.0%
FINANCIALS - 0.0%
Diversified Financials - 0.0%
Ono Finance Plc, Expiring 5/31/2009 144A*+	2,000	2,000
SHORT-TERM INVESTMENTS - 4.1%
MUTUAL FUND SHARES - 4.1%
Evergreen Institutional Money Market Fund (o)	1,709,805	1,709,805
Navigator Prime Portfolio (pp)	7,977,790	7,977,790
Total Short-Term Investments		9,687,595
Total Investments - (cost $228,406,053) - 99.9%		232,568,722
Other Assets and Liabilities - 0.1%		170,203
Net Assets - 100.0%		$ 232,738,925

See Combined Notes to Schedules of Investments.

EVERGREEN
U.S. Government Fund
Schedule of Investments
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

COLLATERALIZED MORTGAGE OBLIGATIONS - 11.7%
Citicorp Mtge. Securities, Inc., Ser. 2001-17, Class A, 6.50%, 11/25/2031	AAA	$8,585,801	$ 8,108,920
Credit Suisse First Boston Mtge. Securities Corp., Ser. 2002-FL1, Class C, 3.12%, 01/11/2010 (h)	AAA	6,000,000	6,003,750
DLJ Comml. Mtge. Corp., Class B, 4.97%, 07/05/2008 144A (h)	BBB-	3,237,891	3,234,348
FHLMC:
Ser. 1933, Class PG, 6.15%, 12/15/2025	AAA	3,855,845	3,946,877
Ser. 2412, Class D, 5.50%, 12/15/2009	AAA	7,614,863	7,666,265
Ser. 2438, Class FB, 3.26%, 12/15/2029	AAA	8,534,374	8,587,970
FNMA, Ser. 2002-13, Class FE, 2.75%, 02/27/2031	AAA	5,741,734	5,829,476
GNMA, Ser. 2002 29, Class FA, 1.00%, 01/20/2031	AAA	8,000,000	7,997,500
Greenwich Capital Acceptance, Inc., Ser. 2001-Z, 6.36%,
06/12/2006 144A (h)	AA	3,480,198	3,515,000
Starwood Asset Receivables Trust, Ser. 2000-1, Class E, 4.60%, 09/25/2022 144A	BBB+	7,387,000	7,467,464
Total Collateralized Mortgage Obligations			62,357,570
CORPORATE BONDS - 18.3%
CONSUMER DISCRETIONARY - 3.3%
Media - 2.3%
AOL Time Warner, Inc., 7.625%, 04/15/2031	BBB+	4,500,000	4,212,014
Comcast Cable Communications Corp., 6.20%, 11/15/2008	BBB	2,200,000	2,106,667
Time Warner Entertainment Co., LP, 7.25%, 09/01/2008	BBB+	2,000,000	2,014,894
Viacom, Inc., 6.40%, 01/30/2006	A-	4,000,000	4,118,852
12,452,427
Multi-line Retail - 1.0%
Target Corp., 6.65%, 08/01/2028	A+	3,000,000	2,988,537
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	2,000,000	2,146,432
5,134,969
CONSUMER STAPLES - 2.3%
Beverages - 0.7%
Pepsi Bottling Holdings, Inc., 5.375%, 02/17/2004 144A	A	3,500,000	3,605,623
Food & Drug Retailing - 1.6%
Kroger Co., 6.80%, 04/01/2011	BBB-	4,000,000	4,083,812
Safeway, Inc., 7.00%, 09/15/2002	BBB	4,605,000	4,677,796
8,761,608
ENERGY - 0.6%
Energy Equipment & Services - 0.6%
Exelon Generation Co. LLC, 6.95%, 06/15/2011 144A	A-	3,000,000	3,057,822
FINANCIALS - 10.3%
Banks - 4.2%
Banc America Large Loan, Inc., 3.35%, 01/27/2006 (h)	AAA	8,000,000	7,492,504
Banc One Corp., 8.00%, 04/29/2027	A-	3,000,000	3,384,978
Bank of America Corp., 7.40%, 01/15/2011	A	4,000,000	4,313,536
MBNA America Bank, 6.75%, 03/15/2008	BBB	2,750,000	2,774,626
PNC Funding Corp., 5.75%, 08/01/2006	A-	4,000,000	4,058,284
22,023,928

EVERGREEN
U.S. Government Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS- continued
FINANCIALS- continued
Diversified Financials - 6.1%
Boeing Capital Corp., 6.10%, 03/01/2011	A+	$ 5,000,000	$ 4,979,130
Ford Motor Credit Co.:
7.25%, 10/25/2011	BBB+	3,000,000	2,993,832
7.50%, 06/15/2003	BBB+	3,000,000	3,102,687
GMAC, 6.875%, 09/15/2011	BBB+	3,000,000	3,004,785
Goldman Sachs Group, Inc.:
7.80%, 01/28/2010	A+	2,000,000	2,154,614
MTN, 2.26%, 02/25/2005	A+	3,000,000	3,003,573
Household Finance Corp., 6.40%, 06/17/2008	A	3,000,000	3,021,444
Lehman Brothers Holdings, Inc., 6.25%, 05/15/2006	A	4,000,000	4,124,820
U.S. West Capital Funding, Inc., 6.125%, 07/15/2002	BBB-	2,000,000	1,963,800
Wells Fargo & Co., 5.90%, 05/21/2006	A+	4,000,000	4,127,512
32,476,197
INDUSTRIALS - 0.8%
Aerospace & Defense - 0.8%
Lockheed Martin Corp., 7.25%, 05/15/2006	BBB	2,000,000	2,131,496
United Technologies Corp., 4.875%, 11/01/2006	A+	2,000,000	1,982,492
4,113,988
INFORMATION TECHNOLOGY - 0.5%
Computers & Peripherals - 0.5%
International Business Machines Corp., 7.00%, 10/30/2025	A+	2,850,000	2,932,661
UTILITIES - 0.5%
Electric Utilities - 0.5%
FirstEnergy Corp., 6.45%, 11/15/2011	BBB-	3,000,000	2,840,094
Total Corporate Bonds			97,399,317
MORTGAGE-BACKED SECURITIES - 53.6%
FHLB:
3.625%, 10/15/2004	AAA	4,000,000	3,999,108
5.125%, 01/13/2003	AAA	5,000,000	5,095,945
FHLMC:
5.125%, 10/15/2008	AAA	4,000,000	3,973,304
5.50%, 07/15/2006	AAA	5,000,000	5,155,445
6.00%, 02/01/2007	AAA	7,908,932	8,103,195
6.50%, 02/01/2010-02/01/2029	AAA	33,068,712	34,077,499
7.50%, 05/01/2027-08/01/2028	AAA	9,341,436	9,818,956
9.00%, 01/01/2017	AAA	876,380	964,725
9.50%, 09/01/2020	AAA	278,007	307,999
10.00%, 12/01/2019-08/01/2021	AAA	333,752	375,911
10.50%, 12/01/2019	AAA	720,688	814,954
6.00%, TBA #	AAA	10,000,000	10,146,900
6.00%, TBA (tt)	AAA	8,700,000	8,599,428
6.50%, TBA #	AAA	31,300,000	32,278,125
7.00%, TBA (tt)	AAA	9,000,000	9,284,040
7.50%, TBA (tt)	AAA	4,500,000	4,698,270
8.00%, TBA (tt)	AAA	8,000,000	8,450,000
FNMA:
3.875%, 03/15/2005	AAA	5,000,000	4,982,160
5.00%, 02/14/2003	AAA	10,000,000	10,197,160

EVERGREEN
U.S. Government Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

MORTGAGE-BACKED SECURITIES - continued
FNMA-continued
6.00%, 02/01/2008-05/01/2011	AAA	$ 1,271,844	$ 1,322,003
6.24%, 01/29/2008	AAA	5,000,000	5,093,425
6.50%, 03/01/2012-08/15/2031	AAA	23,115,293	23,699,494
7.00%, 11/01/2026	AAA	180,041	187,225
7.125%, 02/15/2005	AAA	10,000,000	10,828,440
7.50%, 07/01/2023-05/01/2027	AAA	4,862,300	5,126,091
9.50%, 06/01/2022	AAA	350,371	387,065
11.00%, 01/01/2016	AAA	347,709	390,299
11.25%, 02/01/2016	AAA	463,524	528,861
6.50%, TBA #	AAA	16,750,000	16,948,990
6.50%, TBA (tt)	AAA	10,000,000	10,118,800
7.00%, TBA (tt)	AAA	12,000,000	12,378,720
GNMA:
6.00%, 02/20/2028-11/15/2028	AAA	6,335,170	6,302,723
6.50%, 12/15/2025-02/15/2027	AAA	6,184,431	6,315,620
7.00%, 12/15/2022-03/15/2028	AAA	6,807,688	7,068,250
7.34%, 10/20/2021-09/20/2022	AAA	2,766,053	2,910,350
7.50%, 02/15/2022-08/15/2023	AAA	3,962,606	4,201,906
8.00%, 09/15/2009	AAA	63,099	67,222
8.50%, 02/15/2023	AAA	31,107	33,810
9.50%, 01/15/2019-02/15/2021	AAA	1,115,773	1,239,940
10.00%, 12/15/2018	AAA	245,610	277,380
6.00%, TBA (tt)	AAA	7,750,000	7,656,758
Total Mortgage-Backed Securities			284,406,496
U.S. GOVERNMENT & AGENCY OBLIGATIONS - 2.5%
FHLB, 4.625%, 08/13/2004	AAA	1,500,000	1,534,188
FHLMC, 5.625%, 03/15/2011	AAA	4,000,000	3,992,020
FNMA, 7.125%, 03/15/2007	AAA	7,000,000	7,698,194
Total U.S. Government & Agency Obligations			13,224,402
U.S. TREASURY OBLIGATIONS - 14.8%
U.S. Treasury Bonds:
5.375%, 02/15/2031 ##	AAA	16,500,000	15,981,801
7.50%, 11/15/2024 ##	AAA	5,000,000	6,103,715
8.50%, 02/15/2020	AAA	5,100,000	6,684,188
8.875%, 08/15/2017-02/15/2019 ##	AAA	13,000,000	17,379,579
U.S. Treasury Notes:
3.375%, 04/30/2004 ##	AAA	17,000,000	17,053,142
4.625%, 05/15/2006 ##	AAA	10,000,000	10,136,330
5.00%, 08/15/2011 ##	AAA	5,000,000	4,963,675
Total U.S. Treasury Obligations			78,302,430
YANKEE OBLIGATIONS-CORPORATE - 3.8%
FINANCIALS - 1.7%
Banks - 0.8%
Santander Financial, 7.25%, 11/01/2015	A	4,000,000	4,125,840
Diversified Financials - 0.9%
CIT Holdings LLC, 7.125%, 12/17/2003	A+	2,000,000	2,029,576
Household Netherlands BV, 6.20%, 12/01/2003	A	3,000,000	3,088,332
5,117,908

EVERGREEN
U.S. Government Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

YANKEE OBLIGATIONS-CORPORATE - continued
INDUSTRIALS - 0.9%
Industrial Conglomerates - 0.9%
Tyco International Group SA, 1.00%, 06/15/2003	BBB	$5,000,000	$ 4,513,875
TELECOMMUNICATION SERVICES - 1.2%
Diversified Telecommunication Services - 1.2%
Telus Corp., 8.00%, 06/01/2011	BBB+	3,000,000	3,045,411
Vodafone Airtouch Plc, 7.875%, 02/15/2030	A	2,975,000	3,226,837
6,272,248
Total Yankee Obligations-Corporate			20,029,871
SHORT-TERM INVESTMENTS - 15.4%
COMMERCIAL PAPER - 1.9%
PHH Corp. (t)		5,000,000	4,995,333
El Paso Energy Corp. (t)		5,000,000	4,994,945
Total Commercial Paper			9,990,278

		Shares	Value

MUTUAL FUND SHARES - 13.5%
Evergreen Institutional Money Market Fund (o) (t)		45,314,488	45,314,488
Evergreen Institutional U.S. Government Money Market Fund (o) (t)		26,750,000	26,750,000
Total Mutual Fund Shares			72,064,488
Total Short-Term Investments			82,054,766
Total Investments - (cost $632,319,665) - 120.1%			637,774,852
Other Assets and Liabilities - (20.1%)			(106,955,775)
Net Assets - 100.0%			$ 530,819,077

See Combined Notes to Schedules of Investments.

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Schedules of Investments
April 30, 2002

144A	Security that may be sold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended.
This security has been determined to be liquid under guidelines established by the Board of Trustees.
+	Security is deemed illiquid and is valued using market quotations where readily available. In the absence of market quotations, the security is valued based upon its fair value determined under procedures approved by the Board of Trustees.
†	Security initially issued in zero coupon form which converts to coupon form at a specified rate and date. An effective interest rate is applied to recognize interest income daily for the bond. This rate is based on total expected interest to be earned over the life of the bond which consists of the aggregate coupon-interest payments and discount at acquisition. The rate shown is the stated rate at the current period end.
*	Non-income producing security.
(g)	Security which has defaulted on payment of interest and/or principal. The Fund has stopped accruing interest on this security.
(h)	No market quotation available. Valued at fair value as determined in good faith under procedures established by the Board of Trustees.
(t)	All or a portion of the principal amount of this security was pledged as collateral for open mortgage dollar roll agreements.
(tt)	Security acquired under mortgage dollar roll agreement.
#	When-issued security.
##	All or a portion of the security has been segregated for when-issued securities.
(p)	All or a portion of this security is on loan.
(pp)	Represents investment of cash collateral received for securities on loan.
(v)	Credit ratings are unaudited and rated by Moody’s Investors Service where Standard and Poor’s ratings are not available.
(o)	The advisor of the Fund and the advisor of the money market fund are each a division of Wachovia Corporation.

Summary of Abbreviations
AUD	Australian Dollar
CAD	Canadian Dollar
DKK	Danish Krone
EUR	Eurodollar
FHLB	Federal Home Loan Bank
FHLMB	Federal Home Loan Mortgage Bank
FHLMC	Federal Home Loan Mortgage Corp.
FNMA	Federal National Mortgage Association
FRN	Floating Rate Note
GBP	United Kingdom Pound Sterling
GNMA	Government National Mortgage Association
HUF	Hungarian Franc
MTN	Medium Term Note
NOK	Norwegian Krone
NZD	New Zealand Dollar
RB	Revenue Bond
REIT	Real Estate Investment Trust
SEK	Swedish Krona
TBA	To Be Announced

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate and Long Term Bond Funds
Statements of Assets and Liabilities
April 30, 2002

	Diversified Bond Fund	High Yield Fund	Quality Income Fund	Strategic Income Fund	U.S. Government Fund

Assets
Identified cost of securities	$ 316,274,240	$ 540,444,777	$ 90,152,810	$ 228,406,053	$ 632,319,665
Net unrealized gains or losses on securities	4,003,759	(5,396,585)	219,476	4,162,669	5,455,187

Market value of securities	320,277,999	535,048,192	90,372,286	232,568,722	637,774,852
Cash	0	0	139,045	0	0
Receivable for securities sold	0	4,039,390	823,001	3,636,615	65,743,665
Principal paydown receivable	2,688	0	0	0	47,123
Receivable for Fund shares sold	322,203	3,908,079	42,222	177,581	1,056,323
Dividends and interest receivable	4,785,552	11,187,680	1,139,680	4,978,292	4,804,395
Receivable for closed forward foreign currency exchange contracts	0	0	0	257,810	0
Prepaid expenses and other assets	178,695	239,592	10,365	100,732	91,574

Total assets	325,567,137	554,422,933	92,526,599	241,719,752	709,517,932

Liabilities
Distributions payable	589,875	1,396,576	112,211	453,311	301,818
Payable for securities purchased	250,000	1,000,000	838,622	0	84,785,897
Payable for open mortgage dollar rolls	0	0	0	0	88,424,116
Payable for Fund shares redeemed	361,309	618,151	158,733	350,003	4,893,139
Payable for closed forward foreign currency exchange contracts	0	0	0	124,404	0
Unrealized losses on forward foreign currency exchange contracts	0	0	0	3,529	0
Payable for securities on loan	0	59,104,690	0	7,977,790	0
Deferred mortgage dollar roll income	0	0	0	0	157,583
Advisory fee payable	4,577	107,583	7,464	23,397	6,138
Distribution Plan expenses payable	2,690	6,512	1,698	3,629	2,669
Due to other related parties	886	1,327	250	636	1,461
Accrued expenses and other liabilities	97,832	56,315	51,426	44,128	126,034

Total liabilities	1,307,169	62,291,154	1,170,404	8,980,827	178,698,855

Net assets	$ 324,259,968	$ 492,131,779	$ 91,356,195	$ 232,738,925	$ 530,819,077

Net assets represented by
Paid-in capital	$ 399,718,128	$ 764,809,004	$ 114,388,625	$ 319,233,155	$ 557,959,624
Overdistributed net investment income	(625,547)	(1,427,145)	(112,796)	(1,217,046)	(339,367)
Accumulated net realized losses on securities and foreign currency related transactions	(78,836,372)	(265,853,495)	(23,139,110)	(89,481,772)	(32,256,367)
Net unrealized gains or losses on securities and foreign currency related transactions	4,003,759	(5,396,585)	219,476	4,204,588	5,455,187

Total net assets	$ 324,259,968	$ 492,131,779	$ 91,356,195	$ 232,738,925	$ 530,819,077

Net assets consists of
Class A	$ 300,669,895	$ 321,830,365	$ 39,030,956	$ 130,934,349	$ 141,837,997
Class B	19,283,452	54,537,418	2,329,055	77,470,900	47,016,465
Class C	4,007,572	105,752,993	49,939,046	22,554,407	14,211,841
Class I	299,049	10,011,003	57,138	1,779,269	327,752,774

Total net assets	$ 324,259,968	$ 492,131,779	$ 91,356,195	$ 232,738,925	$ 530,819,077

Shares outstanding
Class A	20,546,630	97,849,667	3,076,611	22,453,718	14,541,894
Class B	1,317,742	16,580,796	183,588	13,239,969	4,820,429
Class C	273,861	32,152,938	3,936,434	3,861,355	1,457,086
Class I	20,436	3,044,225	4,350	309,989	33,603,180

Net asset value per share
Class A	$ 14.63	$ 3.29	$ 12.69	$ 5.83	$ 9.75
Class A -- Offering price (based on sales charge of 4.75%)	$ 15.36	$ 3.45	$ 13.32	$ 6.12	$ 10.24
Class B	$ 14.63	$ 3.29	$ 12.69	$ 5.85	$ 9.75
Class C	$ 14.63	$ 3.29	$ 12.69	$ 5.84	$ 9.75
Class I	$ 14.63	$ 3.29	$ 13.14	$ 5.74	$ 9.75

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate and Long Term Bond Funds
Statements of Operations
Year Ended April 30, 2002

	Diversified Bond Fund	High Yield Fund	Quality Income Fund	Strategic Income Fund	U.S. Government Fund

Investment income
Interest (net of foreign withholding taxes of $0, $0, $839, $10,008 and $0, respectively)	$ 22,841,632	$ 40,379,080	$ 6,499,010	$ 35,000	$ 28,988,924
Dividends	0	940,454	140,525	16,146,765	0

Total investment income	22,841,632	41,319,534	6,639,535	16,181,765	28,988,924

Expenses
Advisory fee	1,640,593	2,256,798	675,812	1,185,830	2,073,907
Distribution Plan expenses
Class A	767,467	761,684	132,161	303,499	316,513
Class B	240,645	416,596	22,717	818,272	567,436
Class C	35,375	844,908	574,434	183,800	137,420
Administrative services fees	335,652	437,418	112,636	223,316	493,787
Transfer agent fee	705,493	1,099,497	200,238	519,716	599,977
Trustees’ fees and expenses	6,804	10,808	2,243	4,595	11,360
Printing and postage expenses	53,095	85,401	19,060	38,665	70,885
Custodian fee	93,029	111,837	29,442	142,399	131,639
Registration and filing fees	92,252	111,872	30,224	52,796	73,123
Professional fees	19,432	31,454	17,548	21,539	20,215
Other	4,787	32,304	5,848	15,112	43,013

Total expenses	3,994,624	6,200,577	1,822,363	3,509,539	4,539,275
Less: Expense reductions	(13,706)	(22,485)	(5,481)	(14,173)	(12,016)
Fee waivers	0	(100,000)	(113,917)	(10,771)	0

Net expenses	3,980,918	6,078,092	1,702,965	3,484,595	4,527,259

Net investment income	18,860,714	35,241,442	4,936,570	12,697,170	24,461,665

Net realized and unrealized gains or losses on securities and foreign currency related transactions
Net realized gains or losses on:
Securities	(121,069)	(33,409,482)	3,141,601	(10,833,632)	5,362,487
Foreign currency related transactions	0	0	0	284,278	0

Net realized gains or losses on securities and foreign currency related transactions	(121,069)	(33,409,482)	3,141,601	(10,549,354)	5,362,487

Net change in unrealized gains or losses on securities and foreign currency related transactions	3,092,836	22,144,816	(1,613,010)	17,411,967	1,633,950

Net realized and unrealized gains or losses on securities and foreign currency related transactions	2,971,767	(11,264,666)	1,528,591	6,862,613	6,996,437

Net increase in net assets resulting from operations	$ 21,832,481	$ 23,976,776	$ 6,465,161	$ 19,559,783	$ 31,458,102

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate and Long Term Bond Funds
Statements of Changes in Net Assets
Year Ended April 30, 2002

	Diversified Bond Fund	High Yield Fund	Quality Income Fund	Strategic Income Fund	U.S. Government Fund

Operations
Net investment income	$ 18,860,714	$ 35,241,442	$ 4,936,570	$ 12,697,170	$ 24,461,665
Net realized gains or losses on securities and foreign currency related transactions	(121,069)	(33,409,482)	3,141,601	(10,549,354)	5,362,487
Net change in unrealized gains or losses on securities and foreign currency related transactions	3,092,836	22,144,816	(1,613,010)	17,411,967	1,633,950

Net increase in net assets resulting from operations	21,832,481	23,976,776	6,465,161	19,559,783	31,458,102

Distributions to shareholders from
Net investment income
Class A	(17,936,292)	(26,230,386)	(2,357,031)	(6,673,070)	(6,161,185)
Class B	(1,222,098)	(3,219,528)	(77,203)	(4,051,975)	(2,374,307)
Class C	(178,887)	(6,594,942)	(2,097,448)	(904,509)	(566,951)
Class I*	(64,526)	(578,992)	(2,562)	(97,168)	(15,163,917)
Tax basis return of capital
Class A	0	0	0	(2,318,169)	0
Class B	0	0	0	(1,407,622)	0
Class C	0	0	0	(314,219)	0
Class I*	0	0	0	(33,755)	0

Total distributions to shareholders	(19,401,803)	(36,623,848)	(4,534,244)	(15,800,487)	(24,266,360)

Capital share transactions
Proceeds from shares sold	18,137,255	187,546,709	9,465,235	43,337,171	351,115,484
Net asset value of shares issued in reinvestment of distributions	11,593,531	19,067,412	2,735,960	9,422,902	19,627,292
Payment for shares redeemed	(49,623,877)	(144,809,348)	(49,345,917)	(47,680,438)	(295,528,395)

Net increase (decrease) in net assets resulting from capital share transactions	(19,893,091)	61,804,773	(37,144,722)	5,079,635	75,214,381

Total increase (decrease) in net assets	(17,462,413)	49,157,701	(35,213,805)	8,838,931	82,406,123
Net assets
Beginning of period	341,722,381	442,974,078	126,570,000	223,899,994	448,412,954

End of period	$ 324,259,968	$ 492,131,779	$ 91,356,195	$ 232,738,925	$ 530,819,077

Overdistributed net investment income	$ (625,547)	$ (1,427,145)	$ (112,796)	$ (1,217,046)	$ (339,367)

* Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate and Long Term Bond Funds
Statements of Changes in Net Assets
Year Ended April 30, 2001

	Diversified Bond Fund	High Yield Fund	Quality Income Fund	Strategic Income Fund	U.S. Government Fund

Operations
Net investment income	$ 23,439,660	$ 39,001,456	$ 7,608,810	$ 17,879,605	$ 23,708,089
Net realized gains or losses on securities and foreign currency related transactions	(6,760,653)	(50,080,733)	(2,780,873)	(18,760,952)	230,174
Net change in unrealized gains or losses on securities and foreign currency related transactions	12,803,584	8,625,507	8,805,178	4,368,765	18,851,797

Net increase (decrease) in net assets resulting from operations	29,482,591	(2,453,770)	13,633,115	3,487,418	42,790,060

Distributions to shareholders from
Net investment income
Class A	(22,003,869)	(30,744,039)	(3,706,910)	(8,237,028)	(5,358,733)
Class B	(1,307,946)	(2,508,892)	(37,531)	(5,714,582)	(3,788,531)
Class C	(82,723)	(5,418,635)	(3,300,281)	(872,348)	(286,207)
Class I*	(64,509)	(584,337)	(170)	(157,495)	(14,369,557)
Tax basis return of capital
Class A	0	0	(281,676)	(2,119,339)	0
Class B	0	0	(7,401)	(1,445,234)	0
Class C	0	0	(280,158)	(290,381)	0
Class I*	0	0	(242)	(27,469)	0

Total distributions to shareholders	(23,459,047)	(39,255,903)	(7,614,369)	(18,863,876)	(23,803,028)

Capital share transactions
Proceeds from shares sold	21,929,148	144,222,766	14,972,359	43,341,098	147,739,505
Net asset value of shares issued in reinvestment of distributions	13,739,984	20,344,496	5,258,892	11,457,097	18,044,708
Payment for shares redeemed	(67,447,935)	(192,729,793)	(47,657,584)	(65,557,945)	(146,303,197)
Net asset value of shares issued in acquisition	0	183,717,163	0	0	0

Net increase (decrease) in net assets resulting from capital share transactions	(31,778,803)	155,554,632	(27,426,333)	(10,759,750)	19,481,016

Total increase (decrease) in net assets	(25,755,259)	113,844,959	(21,407,587)	(26,136,208)	38,468,048
Net assets
Beginning of period	367,477,640	329,129,119	147,977,587	250,036,202	409,944,906

End of period	$ 341,722,381	$ 442,974,078	$ 126,570,000	$ 223,899,994	$ 448,412,954

Overdistributed net investment income	$ (701,289)	$ (1,625,613)	$ (202,863)	$ (378,245)	$ (157,187)

* Effective at the close of business on May 11, 2001, Class Y shares were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Intermediate and Long Term Bond Funds consist of Evergreen Diversified Bond Fund (“Diversified Bond Fund”), Evergreen High Yield Bond Fund (“High Yield Fund”), Evergreen Quality Income Fund (“Quality Income Fund”), Evergreen Strategic Income Fund (“Strategic Income Fund”) and Evergreen U.S. Government Fund (“U.S. Government Fund”), (collectively, the “Funds”). Each Fund is a diversified series of Evergreen Fixed Income Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Class A, Class B, Class C and Institutional (“Class I”) classes of shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I shares are sold at net asset value and are not subject to contingent deferred sales charges or distribution fees.

Effective at the close of business on May 11, 2001, Class Y shares of the Funds were renamed as Class I. This did not change the fee and expense structure of the Class Y shareholders or their rights and privileges.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

Listed equity securities are valued at the last sale price reported on the national securities exchange, where the securities are principally traded.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. Foreign Currency Translation

All assets and liabilities denominated in foreign currencies are translated in U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Funds do not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

C. Foreign Currency Contracts

A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Funds enter into foreign currency contracts to facilitate transactions in foreign-denominated securities and to attempt to minimize the risk to the Funds from adverse changes in the relationship between currencies. Foreign currency contracts are recorded at the forward rate and marked-to-market daily. When the contracts are closed, realized gains and losses arising from such transactions are recorded as realized gains or losses on foreign currency related transactions. The Funds could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

D. Securities Lending

The Funds may lend their securities to certain qualified brokers in order to earn additional income. The Funds receive compensation in the form of fees or interest earned on the investment of any cash collateral received. The Funds receive collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Funds could experience delays and costs in recovering the loaned securities or in gaining access to the collateral.

E. Dollar Roll Transactions

The Funds may enter into dollar roll transactions with respect to mortgage-backed securities. In a dollar roll transaction, the Fund sells mortgage backed securities to financial institutions and simultaneously agrees to accept substantially similar (same type, coupon and maturity) securities at a later date at an agreed upon price. Dollar roll transactions are treated as short-term financing arrangements which will not exceed 12 months. The Funds will use the proceeds generated from the transactions to invest in short-term investments, which may enhance a Fund’s current yield and total return.

F. When-issued and Delayed Delivery Transactions

The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

G. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

H. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

I. Distributions

Distributions to shareholders from net investment income are accrued daily and paid monthly. Distributions from net realized gains are recorded on the ex-dividend date.

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

Reclassifications have been made to the Fund’s components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations. The primary permanent differences causing such reclassifications are due to net realized foreign currency gains or losses, expiration of capital loss carryovers, premium amortization, distribution in excess of net investment income and mortgage dollar rolls.

J. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC (“EIMC”), an indirect wholly-owned subsidiary of Wachovia Corporation (“Wachovia”), (formerly First Union Corporation) is the investment advisor to the Funds and is paid a management fee that is calculated and paid daily. The management fee for Diversified Bond Fund, High Yield Fund and Strategic Income Fund is computed at an annual rate of 2.00% of each Fund’s gross investment income plus an amount determined by applying percentage rates, starting at 0.41% and declining to 0.16% per annum as net assets increase, to each Fund’s average daily net assets. The management fee for Quality Income Fund is computed and paid daily at an annual rate of 0.60% of the Fund’s average daily net assets. The management fee for U.S. Government Fund is computed and paid daily at an annual rate of 0.42% of the Fund’s average daily net assets.

During the year ended April 30, 2002, the amount of investment advisory fees waived by the investment advisor and the impact on each Fund’s annualized expense ratio represented as a percentage of its average daily net assets were as follows:

	Fees Waived	% of Average Net Assets

High Yield Bond Fund	$100,000	0.02%
Quality Income Fund	113,917	0.10%
Strategic Income Fund	10,771	0.00%

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly owned subsidiary of Wachovia, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average daily net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Funds.

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Under the Distribution Plans, distribution fees for each class are calculated and paid daily. These fees are 0.25% for Class A and 1.00% for Class B and Class C.

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

5. ACQUISITIONS

Effective on the close of business on July 21, 2000, High Yield Fund acquired substantially all of the assets and assumed certain liabilities of Evergreen High Income Fund in an exchange for Class A, Class B, Class C and Class I (formerly Class Y) shares of High Yield Fund.

This acquisition was accomplished by a tax-free exchange of the respective shares of each Fund. The value of net assets acquired, number of shares issued, unrealized depreciation acquired and the aggregate net assets of High Yield Fund immediately after the acquisition was as follows:

Acquiring Fund	Acquired Fund	Value of NetAssets Acquired	Number of Shares Issued	Unrealized Depreciation	Net Assets After Acquisition

High Yield Fund	Evergreen High Income Fund	$183,717,163	50,098,506	$(1,280,668)	$507,838,297

6. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C and Class I. Transactions in shares of the Funds were as follows:

Diversified Bond Fund

	Year EndedApril 30, 2002		Year EndedApril 30, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	721,046	$ 10,569,204	817,581	$ 11,766,578
Automatic conversion of Class B shares to Class A shares	375,013	5,461,543	4,089	59,303
Shares issued in reinvestment of distributions	726,940	10,679,664	887,700	12,825,206
Shares redeemed	(2,902,478)	(42,593,382)	(4,195,535)	(60,350,886)

Net decrease	(1,079,479)	(15,882,971)	(2,486,165)	(35,699,799)

Class B
Shares sold	389,414	5,716,163	498,517	7,265,562
Automatic conversion of Class B shares to Class A shares	(375,010)	(5,461,543)	(4,089)	(59,303)
Shares issued in reinvestment of distributions	49,940	733,998	55,576	803,493
Shares redeemed	(356,259)	(5,224,250)	(459,608)	(6,645,823)

Net Increase (decrease)	(291,915)	(4,235,632)	90,396	1,363,929

Class C
Shares sold	111,588	1,632,046	195,239	2,849,463
Shares issued in reinvestment of distributions	8,574	126,001	3,651	53,163
Shares redeemed	(58,038)	(854,010)	(29,352)	(424,448)

Net increase	62,124	904,037	169,538	2,478,178

Class I
Shares sold	14,950	219,842	3,260	47,545
Shares issued in reinvestment of distributions	3,665	53,868	4,019	58,122
Shares redeemed	(65,611)	(952,235)	(1,867)	(26,778)

Net increase (decrease)	(46,996)	(678,525)	5,412	78,889

Net decrease		($ 19,893,091)		($31,778,803)

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

High Yield Fund

	Year EndedApril 30, 2002		Year EndedApril 30, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	24,675,101	$ 80,631,372	29,867,510	$ 105,539,477
Automatic conversion of Class B shares to Class A shares	1,765,295	5,771,199	38,815	135,986
Shares issued in reinvestment of distributions	4,386,258	14,342,762	4,733,459	16,533,773
Shares redeemed	(28,082,609)	(91,782,617)	(44,989,223)	(159,125,771)
Shares issued in acquisition of Evergreen High Income Fund	0	0	27,138,802	99,528,448

Net increase	2,744,045	8,962,716	16,789,363	62,611,913

Class B
Shares sold	11,596,268	37,917,854	5,419,431	18,927,691
Automatic conversion of Class B shares to Class A shares	(1,765,195)	(5,771,199)	(38,798)	(135,986)
Shares issued in reinvestment of distributions	411,272	1,343,982	305,294	1,066,359
Shares redeemed	(3,647,317)	(11,958,363)	(3,528,715)	(12,415,980)
Shares issued in acquisition of Evergreen High Income Fund	0	0	247,539	907,822

Net increase	6,595,028	21,532,274	2,404,751	8,349,906

Class C
Shares sold	13,273,220	43,393,663	5,420,111	18,865,004
Shares issued in reinvestment of distributions	971,098	3,175,260	740,782	2,565,014
Shares redeemed	(5,917,858)	(19,371,673)	(5,898,436)	(20,587,719)
Shares issued in acquisition of Evergreen High Income Fund	0	0	22,711,887	83,279,872

Net increase	8,326,460	27,197,250	22,974,344	84,122,171

Class I
Shares sold	7,828,252	25,603,820	250,434	890,594
Shares issued in reinvestment of distributions	62,816	205,408	51,331	179,350
Shares redeemed	(6,631,055)	(21,696,695)	(170,447)	(600,323)
Shares issued in acquisition of Evergreen High Income Fund	0	0	278	1,021

Net increase	1,260,013	4,112,533	131,596	470,642

Net increase		$ 61,804,773		$ 155,554,632

Quality Income Fund

	Year EndedApril 30, 2002		Year EndedApril 30, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	288,693	$ 3,677,313	524,948	$ 6,517,199
Shares issued in reinvestment of distributions	108,913	1,383,750	221,642	2,709,903
Shares redeemed	(2,328,005)	(29,627,677)	(2,002,391)	(24,352,867)

Net decrease	(1,930,399)	(24,566,614)	(1,255,801)	(15,125,765)

Class B
Shares sold	145,119	1,845,272	105,327	1,306,674
Shares issued in reinvestment of distributions	3,328	42,318	2,007	24,725
Shares redeemed	(96,431)	(1,225,794)	(13,989)	(172,986)

Net increase	52,016	661,796	93,345	1,158,413

Class C
Shares sold	309,759	3,942,650	580,004	7,095,086
Shares issued in reinvestment of distributions	102,913	1,307,392	206,409	2,523,847
Shares redeemed	(1,456,237)	(18,492,446)	(1,891,459)	(23,131,731)

Net decrease	(1,043,565)	(13,242,404)	(1,105,046)	(13,512,798)

Class I
Shares sold	0	0	4,039	53,400
Shares issued in reinvestment of distributions	195	2,500	32	417
Shares redeemed	0	0	0	0

Net increase	195	2,500	4,071	53,817

Net decrease		($37,144,722)		($27,426,333)

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

Strategic Income Fund

	Year EndedApril 30, 2002		Year EndedApril 30, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	2,963,451	$ 16,963,105	2,876,024	$ 16,975,407
Automatic conversion of Class B shares to Class A shares	1,695,229	9,788,829	1,489,041	8,829,494
Shares issued in reinvestment of distributions	1,003,114	5,727,223	1,152,452	6,791,132
Shares redeemed	(4,514,684)	(25,795,810)	(5,423,239)	(32,051,769)

Net increase	1,147,110	6,683,347	94,278	544,264

Class B
Shares sold	3,057,967	17,593,950	2,939,427	17,426,560
Automatic conversion of Class B shares to Class A shares	(1,688,252)	(9,788,829)	(1,482,898)	(8,829,494)
Shares issued in reinvestment of distributions	535,062	3,064,118	682,029	4,033,193
Shares redeemed	(3,151,402)	(18,084,184)	(4,603,805)	(27,365,720)

Net decrease	(1,246,625)	(7,214,945)	(2,465,247)	(14,735,461)

Class C
Shares sold	1,472,812	8,448,726	1,214,634	7,169,285
Shares issued in reinvestment of distributions	102,956	589,023	100,643	593,566
Shares redeemed	(629,182)	(3,592,366)	(790,340)	(4,668,831)

Net increase	946,586	5,445,383	524,937	3,094,020

Class I
Shares sold	58,874	331,390	298,810	1,769,846
Shares issued in reinvestment of distributions	7,567	42,538	6,754	39,206
Shares redeemed	(37,017)	(208,078)	(255,100)	(1,471,625)

Net increase	29,424	165,850	50,464	337,427

Net increase (decrease)		$ 5,079,635		($10,759,750)

U.S. Government Fund

	Year EndedApril 30, 2002		Year EndedApril 30, 2001
	Shares	Amount	Shares	Amount

Class A
Shares sold	14,352,794	$ 139,812,589	5,390,871	$ 50,778,809
Automatic conversion of Class B shares to Class A shares	2,661,180	25,838,430	1,676,413	16,162,787
Shares issued in reinvestment of distributions	426,196	4,164,549	396,369	3,743,870
Shares redeemed	(14,162,342)	(137,981,140)	(6,162,298)	(57,920,280)

Net increase	3,227,828	31,834,428	1,301,355	12,765,186

Class B
Shares sold	2,035,673	19,905,493	1,578,711	15,119,684
Automatic conversion of Class B shares to Class A shares	(2,659,847)	(25,838,430)	(1,675,398)	(16,162,787)
Shares issued in reinvestment of distributions	156,089	1,524,936	230,411	2,173,493
Shares redeemed	(1,542,159)	(15,022,341)	(2,341,309)	(21,967,542)

Net decrease	(2,010,244)	(19,430,342)	(2,207,585)	(20,837,152)

Class C
Shares sold	1,346,924	13,107,322	1,173,428	11,263,495
Shares issued in reinvestment of distributions	44,309	433,663	20,472	194,680
Shares redeemed	(1,100,275)	(10,704,033)	(546,029)	(5,145,844)

Net increase	290,958	2,836,952	647,871	6,312,331

Class I
Shares sold	18,268,591	178,290,080	7,400,519	70,577,517
Shares issued in reinvestment of distributions	1,382,439	13,504,144	1,262,452	11,932,665
Shares redeemed	(13,525,063)	(131,820,881)	(6,487,888)	(61,269,531)

Net increase	6,125,967	59,973,343	2,175,083	21,240,651

Net increase		$ 75,214,381		$ 19,481,016

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

7. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities and mortgage dollar roll transactions) were as follows for the year ended April 30, 2002:

	Cost of Purchases		Proceeds from Sales
	U.S. Government	Non-U.S. Government	U.S. Government	Non-U.S. Government

Diversified Bond Fund	$ 17,617,954	$ 380,107,184	$ 17,245,740	$ 357,808,736
High Yield Fund	135,963,765	526,923,172	135,228,936	422,789,711
Quality Income Fund	266,168,874	148,609,778	248,978,997	192,550,982
Strategic Income Fund	257,423,606	404,688,639	247,983,403	388,885,412
U.S. Government Fund	605,509,970	170,720,558	464,678,700	118,824,927

At April 30, 2002, the Strategic Income Fund had forward foreign exchange contracts outstanding as follows:

Forward Foreign Currency Exchange Contracts to Sell:

ExchangeDate	Contracts to Deliver	U.S. Value at April 30, 2002	In Exchange for U.S. $	Unrealized Loss

07/25/2002	10,970,000 Canadian Dollar	$6,986,342	$6,982,813	$(3,529)

High Yield Fund and Strategic Income Fund loaned securities during the year ended April 30, 2002 to certain brokers. On April 30, 2002, the value of securities on loan, the value of the collateral (including accrued interest) and the income earned on securities lending were as follows:

	Value of Securities on Loan	Value of Collateral	Income Earned

High Yield Fund	$ 57,759,073	$ 59,104,690	$ 213,755
Strategic Income Fund	7,807,150	7,977,790	36,951

During the year ended April 30, 2002, Quality Income Fund and U.S. Government Fund entered into dollar roll transactions. At April 30, 2002, U.S. Government Fund had the following dollar roll agreements outstanding:

	Dollar Roll Amount	Counterparty	Settlement Date

U.S. Government Fund	$ 9,976,649	Bear Stearns Security	5/13/2002
	4,671,797	Bear Stearns Security	5/13/2002
	8,528,605	Bear Stearns Security	5/13/2002
	16,730,516	Goldman Sachs & Co.	5/13/2002
	11,423,708	Goldman Sachs & Co.	5/16/2002
	12,235,677	Salomon Smith Barney	5/13/2002
	9,190,820	UBS Warburg LLC	5/13/2002
	8,415,278	UBS Warburg LLC	5/13/2002
	7,607,271	UBS Warburg LLC	5/21/2002

During the year ended April 30, 2002, Quality Income Fund and U.S. Government Fund earned income on dollar roll transactions as follows:

Dollar Roll Income Earned

Quality Income Fund	$ 430,047
U.S. Government Fund	1,614,149

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

On April 30, 2002 the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)

Diversified Bond Fund	$ 316,789,469	$ 8,194,520	$ 4,705,990	$ 3,488,530
High Yield Fund	540,970,280	19,778,957	25,701,045	(5,922,088)
Quality Income Fund	90,214,619	766,946	609,279	157,667
Strategic Income Fund	229,003,699	10,006,573	6,441,550	3,565,023
U.S. Government Fund	633,446,580	7,153,586	2,825,314	4,328,272

As of April 30, 2002, the Funds had capital loss carryovers for federal income tax purposes as follows:

	Total Capital Loss Carryovers	Expiration
		2003	2004	2005	2006	2007	2008	2009	2010

Diversified Bond Fund	$ 78,216,613	$ 28,735,992	$20,011,986	$ 0	$ 0	$ 1,471,104	$12,464,442	$10,946,109	$ 4,586,980
High Yield Bond Fund	257,053,366	105,957,085	0	0	0	22,126,559	33,005,032	38,451,200	57,513,490
Quality Income Fund	22,940,633	7,133,693	1,708,773	1,325,149	0	0	5,584,818	7,188,200	0
Strategic Income Fund	88,389,757	7,390,184	35,072,322	0	0	0	12,246,758	14,759,243	18,921,250
U.S. Government Fund	31,129,452	6,221,508	9,943,359	3,858,468	3,370,412	2,444,405	4,853,705	437,595	0

For income tax purposes, capital and currency losses incurred after October 31 within a Fund’s fiscal year are deemed to arise on the first business day of the Fund’s following fiscal year. Diversified Bond Fund, High Yield Fund, Quality Income Fund and Strategic Income Fund incurred and elected to defer post October losses of $104,530, $8,274,626, $136,668 and $627,775, respectively. Strategic Income Fund incurred and elected to defer post October currency losses of $618,527.

8 DISTRIBUTIONS TO SHAREHOLDERS

As of April 30, 2002, the components of distributable earnings on a tax basis were as follows:

	Undistributed/ (Overdistributed) Ordinary Income	Unrealized Appreciation/ (Depreciation)	Capital Loss Carryforwards and Post-October Loss

Diversified Bond Fund	$ (625,547)	$ 3,488,530	$ (78,321,143)
High Yield Bond Fund	(1,427,145)	(5,922,088)	(265,327,992)
Quality Income Fund	(112,796)	157,667	(23,077,301)
Strategic Income Fund	(1,087,169)	3,610,471	(89,017,532)
US Government Fund	(339,367)	4,328,272	(31,129,452)

The differences between components of distributable earnings on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to wash sales and premium amortization.

The tax character of distributions paid for the year ended April 30, 2002 was as follows:

	Ordinary Income	Return of Capital

Diversified Bond Fund	$ 19,401,803	--
High Yield Bond Fund	36,623,848	--
Quality Income Fund	4,534,244	--
Strategic Income Fund	11,726,722	$ 4,073,765
U.S. Government Fund	24,266,360	--

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

9. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s expense ratio represented as a percentage of its average net assets were as follows:

	Total Expense Reductions	% of Average Net Assets

Diversified Bond Fund	$ 13,706	0.00%
High Yield Fund	22,485	0.01%
Quality Income Fund	5,481	0.00%
Strategic Income Fund	14,173	0.01%
U.S. Government Fund	12,016	0.00%

10. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts is based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

11. FINANCING AGREEMENT

The Fund and certain other Evergreen Funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

During the year ended April 30, 2002, the Funds had no borrowings under this agreement.

12. CHANGE IN ACCOUNTING PRINCIPLE

As required, effective May 1, 2001, the Funds have adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including the requirement to amortize premiums and accrete discounts. Accordingly, the Funds have been amortizing premium and accreting discount on all fixed-income securities in the current fiscal year. Prior to May 1, 2001, each Fund was already accreting discounts and, except for Quality Income Fund, was not amortizing premiums on its fixed-income securities. As a result of the Fund’s adoption of this accounting principle, certain reclassifications have been made to the components of capital on the Statements of Assets and Liabilities at May 1, 2001 to adjust for the cumulative effect of the change, which had no impact on the total net assets of each Fund:

	Cost of Securities	Net Unrealized Gains or Losses

Diversified Fund	Decrease of $587,632	Increase of $587,632
High Yield Fund	Decrease of $576,825	Increase of $576,825
Strategic Income Fund	Decrease of $167,537	Increase of $167,537
U.S. Government Fund	Decrease of $1,315,190	Increase of $1,315,190

EVERGREEN
Intermediate and Long Term Bond Funds
Combined Notes to Financial Statements (continued)

The effect of this change to the Funds’ Statements of Operations for the year ended April 30, 2002 was as follows:

	Investment Income	Net Realized Gains or Losses	Net Unrealized Gains or Losses

Diversified Fund	Decrease of $545,196	Increase of $668,042	Decrease of $122,846
High Yield Fund	Decrease of $565,719	Increase of $731,022	Decrease of $165,303
Strategic Income Fund	Decrease of $1,005,539	Increase of $854,409	Increase of $151,130
U.S. Government Fund	Decrease of $1,109,893	Increase of $1,479,130	Decrease of $369,237

The Statements of Changes in Net Assets and Financial Highlights for prior periods have not been restated to reflect this change in presentation.

13. SUBSEQUENT EVENT

Effective on the close of business on June 7, 2002, Diversified Bond Fund acquired all of the assets and assumed the identified liabilities of Quality Income Fund in a free exchange for Class A, Class B, Class C and Class I shares of Diversified Bond Fund.

EVERGREEN
Intermediate and Long Term Bond Funds
Independent Auditors’ Report

To the Board of Trustees and Shareholders of
Evergreen Fixed Income Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Quality Income Fund, Evergreen Strategic Income Fund, and Evergreen U.S. Government Fund, portfolios of Evergreen Fixed Income Trust, as of April 30, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2002 by correspondence with the custodian. As to securities purchased or sold but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Quality Income Fund, Evergreen Strategic Income Fund, and Evergreen U.S. Government Fund as of April 30, 2002, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
June 10, 2002

EVERGREEN
Intermediate and Long Term Bond Funds
Independent Auditors’ Report

SPECIAL MEETING OF SHAREHOLDERS

On May 13, 2002, a Special Meeting of Shareholders for Quality Income Fund was held to consider a number of proposals. On February 28, 2002, the record date for the meeting, Quality Income Fund had the following net assets outstanding:

Record date net assets	$ 97,725,064
Net assets represented at meeting	$ 41,190,727
Percentage of record date net assets represented at meeting	42.15%

Proposal 1-The proposed reorganization of Quality Income Fund into Diversified Bond Fund.

	Net Assets Voted	Percentage of Net Assets Voted

Affirmative	$ 37,795,014	91.756%
Against	1,519,373	3.689%
Abstain	1,876,340	4.555%
Total	$ 41,190,727	100.000%

Proposal 2-To transact such other business as may properly come before the Meeting or any adjournment thereof.

	Net Assets Voted	Net Percentage of Assets Voted

Affirmative	$ 38,095,796	92.486%
Against	983,072	2.387%
Abstain	2,111,859	5.127%
Total	$ 41,190,727	100.000%

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Board of Trustees

Name, Address and Date of Birth	Position with Trust	Begining Year of Term of Office*	Principal Occupations for Last Five Years	Number of Portfolios Overseen in Evergreen Funds complex	Other Directorships held outside of Evergreen Funds complex

Charles A. Austin III 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1934	Trustee	1991	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

K. Dun Gifford 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1938	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Leroy Keith, Jr. 200 Berkeley Street Boston, MA 02116 DOB: 2/14/1939	Trustee	1983	Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund

Gerald M. McDonnell 200 Berkeley Street Boston, MA 02116 DOB: 7/14/1939	Trustee	1988	Sales Manager, SMI-STEEL — South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Thomas L. McVerry 200 Berkeley Street Boston, MA 02116 DOB: 8/2/1938	Trustee	1993	Director of Carolina Cooperative Credit Union; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

William Walt Pettit 200 Berkeley Street Boston, MA 02116 DOB: 8/26/1955	Trustee	1984	Partner and Vice President in the law firm of Kellam & Pettit, P.A.; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

David M. Richardson 200 Berkeley Street Boston, MA 02116 DOB: 9/19/1941	Trustee	1982	President, Richardson, Runden & Company (new business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, 411 Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Senior Vice President, Boyden International Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Russell A. Salton, III MD 200 Berkeley Street Boston, MA 02116 DOB: 6/2/1947	Trustee	1984	Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Consultant, Managed Health Care; Former President, Primary Physician Care; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Michael S. Scofield 200 Berkeley Street Boston, MA 02116 DOB: 2/20/1943	Trustee	1984	Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Richard J. Shima 200 Berkeley Street Boston, MA 02116 DOB: 8/11/1939	Trustee	1993	Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Chairman, Environmental Warranty, Inc. (insurance agency); Former Executive Consultant, Drake Beam Morin, Inc. (executive outplacement); Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director Middlesex Mutual Assurance Company; Former Chairman, Board of Trustees, Hartford Graduate Center; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Richard K. Wagoner, CFA** 200 Berkeley Street Boston, MA 02116 DOB: 12/12/1937	Trustee	1999	Current Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen Funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

* Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office.

** Mr. Wagoner is an “interested person” of the funds because of his ownership of shares in Wachovia Corporation (formerly First Union Corporation), the parent to the funds’ investment advisor.

Additional information about the funds’ Board of Trustees can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

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* Income may be subject to the federal alternative minimum tax as well as state and local taxes.

541075 6/2002

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Evergreen Investments
200 Berkeley Street
Boston, MA 02116-5034